Exhibit 10.17





                       STANDARD FORM OF OFFICE LEASE
                  The Real Estate Board of New York, Inc.

     AGREEMENT OF LEASE, made as of this 30th day of November, 1995, between TARRYTOWN CORPORATE CENTER IV, LP., having an office at 580 White Plains Road, Tarrytown, New York 10591, party of the first part, hereinafter referred to as OWNER and ADVANCED HEALTH CORPORATION, having an office at 560 White Plains Road, Tarrytown, New York 10591

     WITNESSETH:                       party of the second part,
hereinafter referred to as TENANT, (2nd) floor in the building known as and located at 560 White Plains Road, Tarrytown, New York (the "Building"), which demised premises are comprised of Twenty-Six Thousand, Three Hundred and Two (26,302) rentable square feet as more particularly shown on Exhibit "A" annexed hereto and made a part hereof (the "Demised Premises"); to commence on the Commencement Date and expire on the Expiration Date (as such terms are defined in Section 5 of Rider to this Lease) and at such rental rates as set forth in Section 5 of the Rider to this Lease.



which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the payment of payment, in equal monthly installments in advance of the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction
whatsoever, except that Tenant shall pay the first      monthly
installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The Parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent Occupancy 1.   Tenant shall pay the rent as above and as hereinafter
                    provided,
               2.   Tenant shall use and occupy demised premises for
                    executive and administrative offices and for no other purpose.

Tenant
Alterations:   3.   THIS SECTION INTENTIONALLY OMITTED.


Maintenance    4.   Tenant shall, throughout the term of this lease, take
and                 good care of the demised premises and the fixtures and
Repairs:            appurtenances therein.  Tenant shall be responsible for
                    all damage or injury to the demised premises or any
other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures,

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appurtenances or equipment thereof.  It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire and other casualty which are dealt with in Article 9 hereof.


Window         5.   Tenant will not clean not require, permit, suffer or
Cleaning:           allow any window in the demised premises to be cleaned
                    from the outside in violation of Section 202 of the
Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.




Requirements   6.   Prior to the commencement of the lease term, if
of Law,             Tenant is then in possession, and at all times
Fire Insurance,     thereafter, Tenant, at Tenant's sole cost and expense,
Floor Loads:        shall promptly comply with all present and future laws,
                    orders and regulations of all state, federal, municipal
and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's



















































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use of manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated.
Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates than applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in setting sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination  7.   THIS SECTION INTENTIONALLY OMITTED.






Property       8.   Owner or its agents shall not be liable for damages to
Loss, Damage,  property of Tenant or of others entrusted to employees of the
Reimburse-     building, nor for loss or damage to any property of Tenant by
ment, Indem-   theft or otherwise, nor for any injury or damage to persons or
nity:          property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in instruction of any private, public or quasi public work.

If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence of improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing such approval not to be unreasonably withheld.



Destruction      9.  (a)  If the demised premises or any part thereof shall
Fire and Other   be damaged by fire or other casualty, Tenant shall give
Casualty:        immediate notice thereof to Owner and this lease shall
                 continue in full force and effect except as hereinafter
set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionate by paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as full and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. 1. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy.
2.(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or other otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereto with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings of any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.


Eminent     10.  If the whole or any part of the demised premises shall
Domain      be acquired or condemned by Eminent Domain for any
            public or quasi public use or purpose, then and in
that event the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.


Assignment,    11.  THIS SECTION INTENTIONALLY OMITTED.
Mortgage,
Etc.:


Electric       12.  Rates and conditions in respect to submetering or rent
Current:       inclusion, as the case may be, to be added in RIDER
               attached hereto.  Tenant covenants and agrees that at
all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.


Access to      13.  Owner or Owner's agents shall have the right (but shall
Premises:      not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times (3) to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise (4). Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the sale to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault,         14.  No Vaults, vault space or area, whether or not enclosed
Vault Space,   or covered, not within the property line of the
Area:          building is leased hereunder, anything contained in or
               indicated on any sketch, blue print or plan, or
anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public ability, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:     15.  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy
issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:    16.  (a) Anything elsewhere in this lease to the contrary
               notwithstanding, this lease may be cancelled by Owner by
the sending of a written noticed to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                    (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Sec. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five
(5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) day's notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                    (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.


Remedies of    18.  In case of any such default, re-entry, expiration and/
Owner and      or dispossess by summary proceedings or otherwise, (a) the rent
Waiver         shall of become due thereupon and be paid up to the time of such
Redemption:    re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any apart or parts thereof shall not release or affect Tenant's liability for damages. (5) In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.
Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may,at Owner's option, make such alteration, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant form liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect he rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and      19.  If Tenant shall default in the observance or
Expenses:     performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by

Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.




Building    20.  Owner shall have the right at any time without the same
Alteration  constituting an eviction and without incurring liability to Tenant
and         therefor to change the arrangement and/or location of public
Management: entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known.
(6) There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising form Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner amy deem necessary for the security of the building and its occupants.



No Repre-       21. Nether Owner not Owners's agents have made any
sentations by   representations or promises with respect to the physical
Owner:          condition of the building, the land upon which
it is elected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, casements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the revisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


End of      22.  Upon the expiration or other termination of the term of
Term:       this lease, Tenant shall quit and surrender to Owner the
            demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.


Quiet       23.  Owner covenants and agrees Tenant may peaceably and quietly
Enjoyment:  enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to,
Article 31 hereof and to the ground leases, underlying leases and mortgages herein before mentioned.


Failure     24.  If Owner is unable to give possession of the demised
to Give     premises on the date of the commencement of the term hereof,
Possession: because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability at or failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.


No Waiver: 25.  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in his lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing sighed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of key to any such agent or employee shall not operate as a termination of the lease or a surrender of premises.



Waiver of      26.  It mutually agreed by and between Owner and Tenant that
Trial by Jury: the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.



Inability to   27.  This Lease and the obligation of Tenant to pay rent
Perform:       hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.



Bills and      28.  Except as otherwise in this lease provided, a bill,
Notices:       statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant (7).
and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice. (8)




Services       29.  As long as Tenant is not in default under any of the
Provided by    convents of this lease, Owner shall provide:  (a) necessary
Owners         elevator facilities and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge). Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant form May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid.

If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service:

(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days's written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.


Caption: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.


Definitions:   31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, or goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to IIVAC service.

Adjacent
Excavation--
Shoring:       32.  If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement or rent.

Rule and
Regulations:   33.  Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:      34.  Tenant has deposited with Owner the sum of $        as
                                                                --------
security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel       35.  THIS SECTION
Certificate         INTENTIONALLY
                    OMITTED.


Successors     36.  The covenants, conditions and agreements contained in this
and Assigns:        lease shall bind and inure to the benefit of Owner and
                    Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

     The annexed Rider to Lease containing Sections 1 through 30, the Cleaning Specifications and EXHIBITS "A," "B," and "C" are hereby incorporated herein by reference as though set forth fully hereat.

     IN WITNESS WHEREOF, Owner and Tenant have executed this lease as of the date and year first written above.
                                   TARRYTOWN CORPORATE CENTER IV, LP., (OWNER)

                                   By:________________________________________
                                   Name:______________________________________
                                   Title:_____________________________________

                                   ADVANCED HEALTH CORPORATION, (Tenant)

                                   By:________________________________________
                                   Name:______________________________________
                                   Title:_____________________________________

CORPORATE OWNER
STATE OF NEW YORK,       ss.:
County of

     On this      day of           ,19    , before me

personally came
to me known, who being by me duly sworn, did depose and say that he resides in

that he is the           of

the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                        ________________________________________


INDIVIDUAL OWNER
STATE OF NEW YORK,      ss.:
County of

     On this        day of             ,19      , before me

personally came

to me known and known to me to be the individual
described in and who, as OWNER, executed the foregoing instrument and
acknowledged to me that                       he executed the same.

                                        ________________________________________

CORPORATE TENANT
STATE OF NEW YORK,         ss.:
County of

     On this       day of           ,19    , before me

personally came
to me known, who being by me duly sworn, did depose and say that he resides in

that he is the         of

the corporation described in and which executed the foregoing instrument, as TENANT; that he knows The seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                              ________________________________________

INDIVIDUAL TENANT
STATE OF NEW YORK,    ss.:
County of

     On this       day of                ,19      , before me
personally came

to me known and known to be the individual
described in and who, as TENANT, executed the foregoing instrument and
acknowledged to me that                                 he executed the same.

                              _____________________________________________

                              GUARANTY

     FOR VALUE RECEIVED, and in consideration for, and as an inducement to OWNER making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period
when Tenant is occupying the premises as a "statutory tenant."   As a further
inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:___________________________19_______________

___________________________________________________________
Guarantor

___________________________________________________________
Witness
___________________________________________________________
Guarantor's Residence

__________________________________________________________
Business Address

__________________________________________________________
Firm Name

State of New York    )ss.:
County of            )

     On this          day of                ,19    , before me
personally came
                ----------------------------------------------------------------
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

               ______________________
                    Notary


                         IMPORTANT - PLEASE READ

     RULES AND REGULATIONS ATTACHED TO AND
               MADE A PART OF THIS LEASE
               IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be pleased upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address

Premises
                    TO


          STANDARD FORM OF

               Office
               Lease

          The Real Estate Board of New York, Inc.
               Copyright 1983.  All rights Reserved.
               Reproduction in whole or in part prohibited.


Dated                              19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by_____________Checked by_____________
Entered by______________Approved by________________

                 RIDER TO A LEASE DATED AS OF NOVEMBER   , 1995
                                     BETWEEN
                       TARRYTOWN CORPORATE CENTER IV, L.P.
                                      OWNER
                                       AND
                          ADVANCED HEALTH CORPORATION
                                     TENANT

     In the event of a conflict between the terms, covenants, condition, and provisions of this Rider with those of the Standard Form of Office Lease to which this Rider is attached, or any of the Exhibits or Schedules attached hereto, the terms, covenants, conditions and provisions of this Rider shall govern and control the rights and obligations of the parties hereto. The following changes are hereby made to the Standard Form of Office Lease where indicated:

     1. In the event that Owner elects to make the required repairs and/or restore the demised premises and/or access thereto and fails to complete said repairs and/or provide such access within Thirty (30) days from the date of such damage or destruction, then from and after the Thirtieth (30th) day from the date of such damage or destruction, Owner agrees to use its best efforts to provide Tenant with up to Twenty-Five Thousand, Four Hundred (25,400) square feet of interim space ("Interim Space") first in the Building, then in any other building in the Tarrytown Corporate Center, and then in any other building in Westchester County (provided that such building is within a reasonable distance from the Tarrytown Corporate Center) in which to operate its business. In the event that Owner cannot provide Tenant with Interim Space in either the Building or the Tarrytown Corporate Center, and Owner and Tenant cannot agree on suitable Interim Space in Westchester County within Sixty (60) days from the date of such damage or destruction, then in such event, Tenant shall have the right, no later than Seventy-Five (75) days from the date of such damage or destruction (time being of the essence with respect to said date) to serve on Owner notice of its intention to terminate this Lease on a date which shall be not more than Thirty (30) days from the date of Tenant's notice. If Tenant gives notice of its intention to cancel this Lease as provided herein, then in such events, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Owner to Tenant, PROVIDED, HOWEVER, that in the event that Tenant shall have used all or any part of the Interim Allowance and/or Allowance (as those terms are hereinafter defined) to perform Work (as hereinafter defined) to the demised premises, Tenant shall be obligated to pay Owner's for the cost of all or any part of the Work, less the amount by which Owner was paid by its insurance company. This provision shall survive termination of this Lease. Tenant's failure to notify Owner within the Seventy-Five (75) day period shall be deemed a waiver of the right to terminate this Lease.

          Tenant shall have the right to use and occupy the Interim Space for a term commencing on the date such Interim Space becomes available and expiring at noon fifteen (15) business days from the date that Owner notifies Tenant that the demised premises shall be repaired and/or restored and rebuilt to its condition of the date preceding such damage or destruction and a certificate of occupancy for the demised premises has been issued by the governmental authority have jurisdiction thereof (the "Interim Space Term").

          During and in respect of the Interim Space Term, Tenant agrees to pay Owner a use and occupancy charge each month equal to the Fixed Rent and Additional Rent then due and payable immediately before such damage or destruction together with the usual and customary electric charge for such building. In the event that Tenant fails to vacate the Interim Space upon the expiration of the Interim Space Term, then in such event Tenant shall be obligated to pay Owner use and occupancy charges at two times the then Fixed Rent and Additional Rent, until Tenant vacates the Interim Space, in addition to all other rights and remedies provided to Owner pursuant hereto. Owner acknowledges that prior to expiration of Interim Space Term, Tenant may occupy the Interim Space and demised premises and agrees that Tenant shall not be obligated to pay Fixed Rent and Additional Rent for both premises unless it shall holdover after the Interim Space Term.

          The Interim Space Charge shall be paid, in advance, on the first day of each and every month during the Interim Space Term, provided, however, that if the Interim Space Charge shall be payable for any period other than a full month, then such Interim Space Charge shall be paid in a proportionate amount for the number of days in each such period and paid as and when the next monthly payment of Interim Space Charge is due.

          Tenant agrees to accept the Interim Space in its "AS IS" state and condition during and in respect of the Interim Space Term, without any representation or warranty, express or implied, in fact or by law, by Owner and without recourse to Owner, as to the nature, condition, or usability thereof or as to the use or occupancy which may be made thereof. Owner shall not be required to perform any alterations in and/or work to the Interim Space. Notwithstanding the foregoing, the Interim Space shall be suitable for general office use.

          In the event that Tenant retains possession of the Interim Space, or any part thereof, after termination of the Interim Space Term, for any reason whatsoever, without the prior written approval of Owner, Tenant shall: (i) pay to Owner all damages, consequential as well as direct (including fees of counsel incurred in connection therewith) sustained by reason of Tenant's retention of possession of the Interim Space; and (ii) be in default under the Lease and Owner shall be entitled to all rights and remedies provided therein.

     2. In the event that the demised premises are destroyed by reason of fire or other casualty, and Owner elects to rebuild the demised premises, and provided that Tenant shall have used all or any part of the Interim Allowance and/or Allowance (as those terms are hereinafter defined) to perform Work (as hereinafter defined) to the demised premises, and provided further that Owner's insurance company shall have paid Owner for the cost of all or any part of the Work, then in such event, Tenant's obligation to reimburse Owner for the cost of the Work shall be reduced by an amount equal to the amount that Owner was paid by its insurance company.

     3.   upon reasonable notice

     4. In the event that Owner is unable to provide services which it is obligated to provide under this Lease solely as a result of Owner's negligence or wilful acts, and the loss of such services causes all or a portion of the Demised Premises to be unusable or access to the Demised Premises is barred for more than five (5) consecutive business days, then in such event, Tenant shall be entitled to a pro rata abatement of fixed rent according to the part of the Demised Premises which is unusable commencing with the sixth (6th) day that same are unusable; PROVIDED HOWEVER, that Tenant shall not be entitled to any abatement of fixed rent if such instability is (a) caused by any act or omission of Tenant or any of Tenant's servants, employees, agents, visitors or licensees; or (b) where Tenant requests Owner to make a decoration, alteration, improvement or addition (except to the extent caused by the negligent or wilful acts of Owner; or (c) where the repair in question are those which Tenant is obligated to make or furnish under any of this provisions of this Lease.


     5. except that Owner will use its best efforts to reset the premises.

     6. provided that Tenant's use of the demised premises shall not be adversely affected thereby.

     7. with a copy to Jeffrey I. Citron, Esq., at Salon, Marrow, & Dyckman, 685 Third Avenue, New York, New York 10017.

     8. with a copy to Steven C. Hirsch, Esq., at 666 Old Country Road, Suite 207, Garden City, New York 11530

              RIDER TO A LEASE DATED AS OF NOVEMBER    , 1995
                                  BETWEEN
                    TARRYTOWN CORPORATE CENTER IV, L.P.
                                   OWNER
                                    AND
                        ADVANCED HEALTH CORPORATION
                                   TENANT

     In the event of a conflict between the terms, covenants, conditions, and provisions of this Lease with the terms of that certain Lease between Owner and Integrated System Solutions Corporation ("ISSC") dated January 14, 1992, or that certain sublease between ISSC and American Software, USA, Inc. dated June 2, 1994, or any of the exhibits or schedules attached hereto, the terms, covenants, conditions and provisions of this Lease shall govern and control the rights and obligations of the parties hereto.

     In the event of a conflict between the terms, covenants, conditions, and provisions of this Rider with those of Standard Form of Office Lease to which this Rider is attached, or any of the Exhibits or Schedules attached hereto, the terms, covenants, conditions and provisions of this Exhibits or Schedules attached hereto, the terms, covenants, conditions and provisions of this Rider shall govern and control the rights and obligations of the parties hereto.

     This Lease is presented to the Tenant for signature by Tenant's designee solely in said designee's capacity as representative of Tenant and is hereby made expressly subject to the Owner's acceptance and approval by execution by Owner and delivery to Tenant. This Lease is not to be construed as an offer to lease and shall not in any way bind the Owner or its designee until such time as the Owner has executed and delivered this Lease as aforesaid.

                                 SECTION 1
                      Indemnity, Liability, Insurance

     Notwithstanding that joint or concurrent liability may be imposed upon Owner by statute, ordinance, rule, regulation or court decision, and notwithstanding any insurance furnished by Tenant to Owner pursuant to this Lease or otherwise, Tenant covenants agrees to indemnify and save Owner and its agency and designees harmless from and against any and all loss, liability, fine, suits, claims, obligations, damages, costs and expenses arising out of (a) damage or injury to goods, wares, merchandise and property (b) for any personal injury or loss of life in, upon or about the demised premises, or on the sidewalks adjoining the demised premises or the building or land of the demised premises is a part (the "Property") or (c) any failure on the part of Tenant to perform or comply with any terms, covenants, agreements or provisions contained in this Lease to the extent caused by Tenant, its agents, employees and contractors, except such claims as may be the result of the negligence of Owner, its agents, employees or contractors. Subject to the preceding sentence, Owner covenants and agrees to indemnify and save Tenant and its agents and designees harmless from and against liability, fines, suits, claims, obligations, damages costs and expenses arising out of the negligent acts or omissions of Owner, its agents, employees or contractors. The provisions of this Section shall survive the expiration or termination of this Lease.

     Tenant covenants, at its sole cost and expense, to provide to Owner on or before the Commencement Date (as hereinafter defined), and to keep in force during the term hereof for the benefit of Tenant, and naming Owner as an additional insured, a commercial general liability insurance policy protecting Owner against any liability whatsoever occasioned by accident or negligence on or about the demised premises and/or the Property or any appurtenances thereto. The limits of liability thereunder shall not be less than the amount of One Million ($1,000,000.00) Dollars in respect of any one occurrence; shall not be less than the amount of One Million Five Hundred Thousand ($1,500,000.00) Dollars in respect of any personal injury and advertising injury; shall not be less than the amount of Five Hundred Thousand ($500,000.00) Dollars in respect to products and completed operations liability, and shall not be less than a One Million ($1,000,000.00) Dollar aggregate limit. If the Tenant has other locations that it owns or leases the said policy must include an aggregate per location endorsement or otherwise provide that any payment with respect to another location shall not diminish the coverage available at the demised premises. Such policy shall name the Owner as an additional insured. Tenant represents that it and its company level and that such program provides coverages equal to, or exceeding the coverages required hereunder, and such coverages will be maintained by Tenant throughout the term of this Lease. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Owner to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.
                                Page 3 of 25

                                    SECTION 2
                                      Taxes

     The term "Impositions" shall mean the aggregate of all taxes, charges, transfer taxes, excises, levies, assessments and any other governmental charges of any kind or nature, general or special, ordinary to extraordinary, presently existing or created hereafter, foreseen or unforeseen, and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Property for the operation thereof, which in any fiscal tax year may be assessed, levied, confirmed, imposed upon or become due and payable out of or become a lien upon the Property or any appurtenances thereto, provided that if because of any change in the method of taxation of real estate any other or additional tax or assessment is imposed upon Owner and/or the owner of the land and/or building, upon or with respect to the land and/or building or the rents or income therefrom, or are substitutes for or in lieu of or in addition to any taxes or assessments which would otherwise be a real estate tax of the type referred to above, such other tax or assessment shall also be deemed an Imposition, PROVIDED, HOWEVER, that, except if and to the extent otherwise provided in the succeeding sentence, Impositions shall not mean federal, state or local income taxes, franchise, excise, gift, transfer, capital stock, estate, succession or inheritance taxes.

     The term "Base Impositions" shall mean the Impositions levied or imposed against the Property for the city and school taxes for the 1995 State, County & Town and 1994/1995 School.

     Tenant agrees to pay Owner, throughout the term of this Lease, as additional rental, a sum equal to 20.80% percent ("Tenant's Proportionate Share") of the amount by which the Impositions levied against the Property in each fiscal tax year (or, in the event this Lease shall expire on other than December 31, the applicable portion thereof) exceeds the Base Impositions.

     Any amount due to Owner under the provisions of this Section shall be payable in equal monthly installments commencing with the first day of the month on which the Owner shall submit to Tenant a bill therefore ("Owner's Tax Statement"). Owner shall submit to Tenant a photostatic copy of the tax bills from the taxing authorities as conclusive evidence of the Impositions for the prior fiscal year. Tenant shall pay to Owner upon rendition of the first Owner's Tax Statement the amount of Tenant's Proportionate Share of the Impositions for the fiscal tax year prior to the date of the rendition of such first Owner's Tax Statement. Owner shall adjust all impositions for Tenant's months in occupancy. Thereafter, such payments shall be made in equal monthly installments of one twelfth (1/12) of the Impositions for the prior fiscal tax year, and when the Impositions shall be ascertained for the then current fiscal tax year, the installment then due shall be increased by an amount sufficient to compensate Owner for any previous deficiencies in installments and thereafter the installments shall be pro rata increases based on the Impositions for the current fiscal tax year so that one month prior to the end of such fiscal tax year Tenant's Proportionate share of the Impositions levied against the Property shall be paid in full to Owner. If Owner shall be required to pay any increase in Impositions for any fiscal tax year after Owner shall have rendered an Owner's Tax Statement to Tenant for such fiscal tax year, the amount of Tenant's Proportionate Share of Impositions for such fiscal tax year shall be increased, and Tenant, on Owner's demand, shall pay its Proportionate Share of the increase within Thirty (30) days from the date of notice therefore.

     No interest shall be paid by Owner to Tenant on the monthly installments by Tenant of Tenant's Proportionate Share of such Impositions and if an Imposition is payable in full before the expiration of the fiscal tax year in question, whether in installments or by a lump sum payment, the monthly payments by Tenant shall be in such amounts that there will be a fund in the Owner's hands sufficient to make payment of the total Imposition One (1) month prior to the date it is due and payable without premium or penalty. Any increase in Impositions for the fiscal tax year in which this Lease shall end shall be apportioned so that Tenant shall pay its Proportionate Share of only that portion of the increase for such tax year which corresponds with that portion of the tax year as falls within the term. The Impositions for any fiscal tax year in respect to which Tenant is obligated to pay a portion of the increase as above set forth in this Section shall be the amount of such Impositions as finally determined to be legally payable by legal proceedings or otherwise. In no event shall Tenant be obligated to pay any interest or penalties imposed upon Owner for late payment.

     The Owner reserves the sole right, through available legal remedies, to contest the validity of any Impositions or the amount of the assessed valuation of the Property for any fiscal tax year. The commencement, maintenance, settlement and conduct thereof shall be in the sole discretion of Owner. Tenant shall have no right to institute or participate in any tax proceedings or other proceedings of a similar nature.

     Tenant acknowledges that Owner has, prior to the date of this Lease, initiated application for a decrease in the assessed valuation with respect to the Building. Tenant acknowledges and agrees that any reduction in Impositions which may result from any proceeding involving application for a decrease in Impositions with respect to the Building will not be paid to Tenant in the amount of Tenant's Proportionate Share or otherwise and will not be subtracted from the Impositions payable or paid by Tenant for the tax year to which the reduction, refund or abatement applies and that no reimbursement shall be made by Owner to Tenant after Owner receives or is credited with such refund reduction or abatement. If Owner obtains a reduction in tax assessments which results in a reduction in Impositions for any tax year, other than the Base Year, as a result of proceedings applications filed or made on or after the date of execution of this Lease, then for purposes of calculating Tenant's Proportionate Share of Impositions due pursuant to this Lease for such tax year the Impositions imposed shall be reduced accordingly and, if Owner shall receive any tax refund or remission in respect to the Impositions for any tax year which the Tenant has paid its Proportionate Share thereof, after first deducting therefrom the share of Owner's cost and expense in procuring such refund or remission proportionately attributed to the reimbursement due Tenant.


                                    SECTION 3
                            Operating Cost Increases

     The term "Operating Costs" shall mean and include the aggregate of all those expenses, adjusted for full occupancy, to the extent incurred in respect to the operation and maintenance of the Property in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of non-institutional first class office properties, including any and all of the following: salaries, wages, hospitalization, medical, surgical and general welfare benefits (including group life insurance), pension payment, payroll taxes and workmen's compensation of and respecting employees of Owner directly engaged in the operation and maintenance of the Property, including, among others, that of the Property manager and the manager's administrative staff (PROVIDED, HOWEVER, that in event said employee spends part of his or her time at another building by Owner, then in such event only that portion allocable to the Property shall be included herein); all insurance carried by Owner applicable to the Property (including, without limitation, primary and excess liability, vehicle insurance, fire and extended coverage, vandalism and all broad form coverage, riot, strike and war risk insurance, flood insurance, boiler insurance, plate glass insurance, rent insurance and sign insurance); maintenance and repairs of grounds (including, without limitation, all landscaping, statuary, exhibits, displays, walks, parking and other vehicle ways and areas and common areas) underground conduits, pipes, line equipment and systems, repaving or resurfacing portion(s) of the Property, painting, (including line painting) and removal of snow, ice, trash, garbage and other refuse; public light and power, steam, fuel (including oil and/or gas used to heat the Building), utility taxes and water and sewer rental (to the extent not otherwise included in Impositions); Property cleaning and cleaning supplies, and window cleaning; reasonable legal expenses (other than those for preparation of this and other leases) and accounting fees; sales and use taxes (to the extent not otherwise included in Impositions); service contract with independent contractors, energy providers and/or consultants, security systems and security personnel, and traffic systems and traffic personnel; the cost of any capital equipment or capital expenditures, subject to the limitations hereinafter provided; and; all other expenses paid in connection with the operation of the Property; such expenses being subject to Owner's overhead and administrative cost of Fifteen percent (15%) PROVIDED, HOWEVER, that Owner shall not be entitled to an overhead and administrative cost on interest paid for any capital equipment or expenditures as provided for in this Lease.

     If Owner shall purchase any item of capital equipment or make any capital expenditure intended to result in savings or reductions in Operating Costs and which Owner reasonably believes shall provide Tenant with the benefit of a savings or reduction in such Operating Costs based upon the advice of Owner's consultants, then the costs for same shall be included in Operating Costs, to the extent hereinafter set forth. Owner shall deliver to Tenant, promptly following Tenant's request, a copy of any concluded studies conducted by Owner which show anticipated savings or reductions in Operating Costs as a result of any planned capital expenditure or purchase of capital equipment. The costs of capital equipment or capital expenditures shall be included in Operating Costs in the year in which the costs are incurred and in any subsequent year, on a straight-line basis, amortized over the useful life of such items, with an interest factor equal to the interest rate payable by Owner on such item. If Owner shall lease any such item of capital equipment designed to result in savings or reductions in any Operating Costs, then the rentals and other costs paid pursuant to such leasing shall be included in such Operating Costs for the year in which they were incurred.

     If Owner shall purchase any item of capital equipment or make any other capital expenditure in order to comply with legal requirements or environmental laws or in order to
                                  Page 5 of 25
benefit or increase the safety and security of the Building, Property, or its tenants and/or invitees, then the costs for same shall be included in Operating Costs for the year in which the costs are incurred and subsequent years, on a straight-line basis, amortized over the useful life of such items, with an interest factor equal to the interest rate payable by Owner on such items at the time Owner incurred said costs. If Owner shall lease any such item of capital equipment to comply with legal requirements, insurance requirements, environmental laws or to increase safety and security then, in such event, the rentals and other costs paid pursuant to such leasing shall be included in Operating Costs for the year in which they were incurred.

     Operating Costs shall not include: (a) costs of repairs or other work occasioned by fire, windstorm or other casualty or condemnation to the extent reimbursed to Owner by insurers or by governmental authorities in eminent domain; (b) leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or leases with tenants, other occupants, or prospective tenants or other occupants of the Property and similar costs incurred in connection with the disputes between Owner and tenants, other occupants, or prospective tenants or other occupants of the Property; (c) costs incurred in renovating, decorating, redecorating or otherwise improving (as opposed to making repairs to) space for tenants in, or other occupants of, the Property or vacant leasable space in the Property; (d) costs of correcting defects (including latent defects) in the construction of the Building or in any equipment used therein, except that, for the purposes hereof, conditions (not occasioned by construction defects) resulting from ordinary wear and tear use, fires, casualty, vandalism and other matters not occasioned by construction defects shall not be deemed to be defects; (e) Owner's costs of electricity and other services sold to tenants, which services are not standard for the Property and for which Owner is reimbursed by tenants as an additional charge or rental; (f) depreciation and mortgage loan amortization, except as otherwise provided in this Lease; (g) expenses in connection with services or other benefits of a type which are not standard for the Property and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant and for which Owner would have the right to charge such other tenant or occupant; (h) except for the management fee described in this Lease and other fees to the Owner specifically provided in this Lease, overhead and profit increments paid to subsidiaries or other affiliates of Owner for services on or to the Property, to the extent that the cost of such services exceed those rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or other affiliate of Owner; (i) interest on debt or amortization payment on any mortgage or mortgages, and rental under any ground or underlying Lease or leases (except to the extent that same may be made to pay or reimburse, or may be measured by, as valorem taxes); (j) any compensation paid to clerks, attendants or other persons in commercial concessions (such as snack bar or restaurant), if any, operated by Owner; (k) all items and services for which Tenant specifically reimburses Owner (other than Base Rent and Additional Rent) or for which Tenant contracts directly with third parties after receiving Owner's written approval; (l) advertising and promotional expenses incurred to publicize the Property; (m) the cost of installing, operating and maintaining a broadcasting facility, luncheon club or athletic club; and (n) wages, salaries or other compensation paid to any executive employee of Lessor above the grade of Building manager and those employees whose time is not spent directly in the operation of the Property.

     The term "Base Operating Costs" shall mean the Operating Costs in effect for the calendar year ending December 31, 1995 (whether or not retroactively determined).

     Except as otherwise specifically provided for herein, if the Operating Costs at any time during the term of this Lease shall increase such that Operating Costs, when calculated on an annualized basis, shall exceed the Base Operating Costs or the highest annualized Operating Costs theretofore charged to Tenant in accordance herewith, Tenant shall pay as additional rent in each subsequent year of the term (or, in the event this Lease shall terminate on other than December 31, applicable portion thereof) a sum equal to Tenant's Proportionate Share of the amount by which the Operating Costs for any such year exceeds the Base Operating Costs. Tenant shall pay to Owner upon rendition of the first such bill pursuant to this Section, the amount of Tenant's Proportionate Share (20.80%) of the increase in adjusted Operating Costs for the calendar year prior to the date of the rendition of such bill. Thereafter, such payments shall made in equal monthly installments based on the increase in Operating Costs for the prior calendar year, and when the Operating Costs shall be ascertained for the then current calendar year, the installment then due shall be increased by an amount sufficient to compensate Owner for any previous deficiencies in installments and thereafter the installments shall be pro rata increases based on the increase in Operating Costs for the current calendar year so that one month prior to the end of such calendar year Tenant's Proportionate Share of the increase in Operating Costs levied against the

Property shall be paid in full. Owner shall give Tenant written notice of each increase in the Operating Costs which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this Section promptly after Owner calculated such increase at the end of such year, and such notice shall contain Owner's calculation of the annual rate of additional rent payable resulting from such change in the



                                Page 6 of 25

Operating Costs. If an increase in the Operating Costs is made with retroactive effect, Tenant shall pay Owner the total amount of the additional rent incurred consequent thereon with the next monthly installment of fixed rent, such retroactive increase to be effective to the date of the Operating Costs increase, if necessary. During the first two
(2) years of the term of this Lease, in the event that the Operating Costs in any such year exceed the Base Operating Costs by seven (7%) percent, then in such event, Tenant shall not obligated to pay Tenant's Proportionate Share of the excess over seven (7%) percent, then in such event, Tenant shall not be obligated to pay Tenant's Proportionate Share of the excess over excess over seven (7%) percent.

     Every notice given by Owner pursuant to this Section shall be conclusive and binding upon Tenant unless (i) within Sixty (60) days after the receipt of such notice Tenant shall notify Owner that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay additional rent or accept credit in accordance with Owner's notice and such payment or acceptance shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Owner shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Owner's statement. Owner, upon request of Tenant, shall either make available to Tenant such documentation as may be in Owner's possession to support a particular Operating Cost or permit Tenant to examine relevant portions of Owner's books and records.


                                 SECTION 4
                                Alterations

     After completion of the initial preparation of the demised premises as provided for in Section 19 of this Lease, and subsequent to receipt of a final Certificate of Occupancy if required with respect thereto, Tenant may not, at any time during the term of this Lease, without Owner's prior approval (which approval shall not be unreasonably withheld), make any alterations, additions, installations, substitutions, improvements and/or decorations (affixed to the Demised Premises, including painting and wall coverings) in and to the demised premises ("Alteration(s)"). If Owner, in Owner's sole and absolute discretion, shall approve any Alteration(s), such Alteration(s) shall be performed on the following conditions, provided that in no event shall such Alterations result in a violation of or require a change in the Certificate of Occupancy applicable to the demised premises:
(a) the outside appearance, character or use of the building of which the demised premises are a part shall not be affected; (b) no Alterations shall weaken or impair the structural strength or, in the opinion of Owner, lessen the value of the building of which the demised premises are a part and/or the Property and no part of the building outside of the demised premises shall be physically affected; (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the building of which the demised premises are a part and/or the Property shall not be adversely affected; (d) before proceeding with any Alteration Tenant shall submit to Owner plans and specifications for the work to be done, for Owner's approval in writing, and, if such Alteration(s) requires approval by or notice to the lessor of a Superior Lease or the holder of a Superior Mortgage (as such terms are hereinafter defined), the Alteration shall be delayed until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said Superior leases or Superior Mortgages with respect to the proposed Alterations have been met or complied with at Tenant's expense; (e) any Alteration for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Owner; (f) Tenant shall not be permitted to install and make part of the demised premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, security agreements or chattel mortgages; (g) Tenant shall comply with all other terms and conditions of this Lease in connection with Alterations; and (h) Notwithstanding anything else to the contrary, Owner shall have the option of performing any and all Alterations (exclusive of decorations not affixed to the Demised Premises) which Cost (as hereinafter defined) in excess of Ten Thousand and 00/100 ($10,000.00) Dollars pursuant to the provisions of Sections 19(d), (e) and (f) of this Rider to Lease.

     In the event Owner shall not exercise its option to perform any Alteration(s) pursuant to Subsection 4(h) above, Tenant may perform such Alteration(s) as are otherwise in compliance with the foregoing paragraph in accordance herewith and pursuant to the provisions of Section 20 of this Rider to Lease. All Alterations shall at all times comply with laws, orders and regulations of governmental authorities having jurisdiction thereof, and all rules and regulations of Owner, and Tenant, at its expense, shall obtain all necessary governmental and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the building of which the demised premises are a part. Alterations shall be performed in such manner as not to interfere with the occupancy of any other tenant in the building of which the


                                Page 7 of 25

Premises are a part nor delay, or impose any additional expense upon Owner in the maintenance or operation of the building, and shall be performed by contractors or mechanics approved by Owner. Throughout the performance of such Alterations, Tenant, at its expense, shall carry, and shall cause all contractors, agents and other persons performing such Alterations to carry insurance as shall be specified by and satisfactory to Owner. Tenant shall furnish Owner with reasonably satisfactory evidence that such interest is in effect at or before the commencement of such Alterations and, on request, at reasonable intervals thereafter during the continuance of such Alterations. No Alterations shall involve the removal of any fixtures, equipment or other property in the demised premises which are not Tenant's property, unless Owner's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal (which replaced fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Owner), unless Owner shall otherwise expressly consent in writing.


                                 SECTION 5
              Commencement Date, Rent Commencement Date; Rent

     The Lease shall commence on April 1, 1997 (the "Commencement Date") and shall end on March 31, 2002 (the "Expiration Date"). Tenant's obligations to pay rent shall commence on the Commencement Date.

     (a) Tenant shall pay to Owner, or to such other person as Owner may from time to time designee, at Owner's address specified above, fixed rent, over and above the other and additional payments to be made by Tenant as herein provided, as follows:

          (i) During and in respect of the period from the Commencement Date to the date preceding the third (3rd) anniversary of the Commencement Date (both dates inclusive), an amount each year equal to Five Hundred and Thirty-Two Thousand, Six Hundred and Fifteen and 56/100 ($532,615.56) Dollars, payable in equal monthly installments of Forty-Four Thousand, Three Hundred and Eighty-Four and 63 ($44,384.63) Dollars; and

          (ii)      During and in respect of the period from the third
(3rd) anniversary of the Commencement Date to the day preceding the fourth
(4th) anniversary of the Commencement Date (both dates inclusive), an amount each year equal to Five Hundred and Seventy-Two Thousand, and Sixty-Eight and 56/100 ($572,068.56) Dollars, payable in equal monthly installments of Forty-Seven Thousand, Six Hundred and Seventy-Two and 38/100 ($47,672.38) Dollars; and

          (iii)     During an in respect of the period from the fourth
(4th) anniversary of the Commencement Date to the Expiration Date (both dates inclusive), an amount each year equal to Five Hundred and Eighty-Five Thousand, Two Hundred and Nineteen and 48/100 ($585,219.48) Dollars, payable in equal monthly installments of Forty-Eight Thousand, Seven Hundred and Sixty-Eight and 29/100 ($48,768.29) Dollars.

     (b)  (i)        If Owner is unable to give possession of any portion
of the demised premises on the date of the commencement of the term, because of the holding-over or retention of possession of any tenant, undertenant or occupants, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend or diminish the duration of Term, but the rent or additional rent payable hereunder for that portion of the demised premises which Owner has not delivered to Tenant shall not become payable (provided Tenant is not responsible for Owner's inability to obtain possession) until the date Owner delivers possession of that portion of the demised premises to Tenant.

          (ii) If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay fixed rent.

     (c) The provisions of Section 5(b) of this Rider to Lease are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property law.

                                 SECTION 6
                         Tenant's Extraordinary Use
                                     of
                            Building Facilities

     Except for electricity as otherwise specifically provided for in this Lease, in the event that Tenant requests overtime services, including but not limited to, extra building maintenance, building employee overtime, or the furnishing of air cooling, heat, or ventilation outside Normal Working Hours (as hereinafter defined), then in such event, Tenant agrees to pay Owner an overtime charge therefor. As used hereinafter defined), then in such event, Tenant agrees to pay Owner an overtime charge therefor. As used herein, the term "Normal Working Hours" shall mean only those between the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday, exclusive of New Years Day, the day designated as the legal holiday for the celebration of Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day. Notwithstanding the foregoing, Tenant shall have access to the demised premises Twenty-Four (24) hours a day, Seven (7) days a week.

     Provided Physicians On Line, a third party tenant in the building, extends their Lease for a five (5) year period, Owner shall throughout the term of this Lease, (i) provide Tenant at no charge, with one (1) additional hour of air conditioning each day from 6 P.M. to 7 P.M. for the sixteen (16) week cooling season, and (ii) provide Tenant, at no charge, with sixteen (16) full days of air conditioning which can be used on any Saturday, Sunday, or both during the cooling season.

     Owner shall furnish such overtime service to Tenant provided that (i) Tenant pays to Owner as additional rent a special overtime charge therefore which shall be at an hourly rate, along with Tenant's next monthly installment of fixed rent if such service shall have been furnished to Tenant prior to the Fifteenth (15th) day of the month or along with the subsequent monthly installment of fixed rent if such service shall have been furnished to Tenant after the Fifteenth (15th) day of the month, (ii) that Tenant's request shall be received by Owner by not later than 2:00 P.M. on the day for which after hours service is requested (and by not later than 2:00 P.M. on the day for which after hours service is requested (and by not later than 2:00 P.M. on the day preceding any requested before-hours service), and (iii) that Owner shall not be required to furnish such overtime services to Tenant for more than Twenty (20) hours in any One (1) week.

                                 SECTION 7
                                 Brokerage

     The parties warrant and represent to each other that no broker has negotiated or brought about this transaction. Tenant shall defend, indemnify and save harmless Owner from and against any claim which may be asserted against Owner by any broker other than Broker if the claim (a) is made in connection wit this transaction and (b) arises our of conversations or dealings between Tenant and any claiming broker. Tenant shall reimburse Owner for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Tenant fails or refused to defend herein required) incurred by Owner in connection with such claims.

                                 SECTION 8
                             Tenant's Property

     At or before the expiration or termination of this Lese, Tenant shall remove from the demised premises, at its expense, all of Tenant's property and shall repair any damage and make any replacements to the demised premises or the Property resulting from or necessitated by such removal and shall pay all other costs of such removal. Notwithstanding the foregoing, Tenant shall not be required to restore the demised premises to its condition prior to any Alterations (as hereinafter defined) or work which has been approved by Owner pursuant to the terms of this Lease.

     Any items of Tenant's property which shall remain in the demised premises or the Property after the expiration or termination of this Lease, may, at the option of the Owner, without the requirement of eviction, attachment or other further judicial process, be deemed to have been abandoned, and in such case either may be (i) retained by Owner as its property, or (ii) stored by Owner for the account of Tenant, or (iii) disposed of, without accountability, in such manner as Owner may see fit. Tenant agrees to reimburse Owner for the costs of removal and/or storage and for the cost of repairing any damage to the demised premises or the building of which the demised premises are a part arising out of Tenant's failure to remove Tenant's property pursuant to the terms of this Lease.

                                 SECTION 9
                     Conveyance; Liability of Partners

     As used in this Lease, the term "Owner" shall mean only the owner or the mortgagee in possession of the Property or the holder of a Lease on said building and the land on which Property is located so that in the event of any sale of the Property or an assignment of this Lease or any underlying Lease or a demise of both Property and land, Owner shall be and hereby is entirely released and discharged from any and all further liability and obligations of Owner thereafter to be performed hereunder, except any that may have theretofore accrued.

     Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Owner, that including, without limitation, any remedy for collection of any award, judgment or other judicial process regarding the payment of money, there shall be absolutely no personal liability on the part of Owner, its partners, directors, stockholders, employees, successors or assigns or any mortgagee in possession (for the purposes of this paragraph collectively referred to as "Owner"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Owner in the demised premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Owner of any of the terms, covenants and conditions of this Lease to be performed by Owner, such exculpation of liability to be absolute and without any exceptions whatsoever.

                                   SECTION 10
                               Corporate Authority

     (a) Tenant represents and warrants that it is a corporation duly organized and in good standing under the laws of the State of Delaware. Tenant represents and warrants that it has all requisite corporate authority to execute and to enter into this Lease and that the execution of this Lease will not constitute a violation of any internal by-law, agreement or other rule of governance.

     (b) Tenant represents and warrants that the individual executing this Lease on behalf of Tenant is so authorized and Tenant will supply Owner with a verified corporate resolution or similar written documentation evidencing such authority upon or prior to Tenant's execution of this Lease.

     (c) Owner represents and warrants that it has all requisite partnership authority to enter into this Lease and that the execution of this Lease will not constitute a violation of any internal by law, agreement or other rules of governance.

     (d) Owner represents and warrants that the individual executing the Lease on behalf of Owner is so authorized.

                                   SECTION 11
                              Tenant's Certificate

     Tenant shall, without charge, at any time and from time to time, within ten
(10) business days after requested by Owner, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, in such form as is specified by Owner setting forth:

     (a) That this Lease is unmodified and in full force and effect (or, if there has been a modification(s), that the same is in full force and effect as modified and stating the modifications);

     (b) Whether or not owner is in default in keeping, observing or performing any term covenant, agreement, provision, condition or limitation contained in this Lease, and, if there is a default, specifying such default.

     (c) The dates, if any, to which the rental and other charges hereunder have been paid in advance and/or to which Owner may have consented, released or relieved Tenant from Tenant's obligations fully to perform all of the terms, covenants and conditions of this Lease on Tenant's part to be performed, it being intended that only such statement delivered pursuant to this Section may be relied upon by Owner, any mortgagee or prospective purchaser, assignee of owner's interest in this Lease or the Mortgagee's interest in any mortgage.

                                   SECTION 12
                                Tenant's Electric

     Tenant covenants that at all times its use of electric current shall never exceed the capacity of existing feeders and risers to the Property or the risers or wiring installation.

     (a) Tenant acknowledges and agrees that Owner shall furnish electricity to Tenant based on the method of including the use thereof within the fixed rent and, accordingly, Tenant agrees that the rent provided for in Section 5 of the Rider has been increased to compensate Owner for supplying the electrical current as an additional service as hereinafter provided on the basis of Two and 25/100 Dollars ($2.25) per square foot per annum for each square foot contained in the demised premises (hereinafter referred to as the "Base Charge"). By the execution of this Lease, Tenant acknowledges and agrees that the Base Charge shall not be contestable by Tenant at a future date and shall only be increased by Owner at a future date in accordance with this Section. Owner will furnish electricity to Tenant through presently installed electrical facilities for Tenant's reasonable use.

     (b) Tenant shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment without first obtaining written consent from Owner in each instance. Owner warrants that the electricity servicing the demised premises is in good working order and can accommodate a normal office installation with associated office machinery and equipment.

     (c)(i) If at any time prior to or during the term of this Lease, subject to the restrictions contained elsewhere in this Lease: (i) Tenant installs substantial additional or substituted lighting, electrical appliances, office equipment or otherwise increases its use of electric current, and/or; (ii) subject to the provisions of Section 4 of this Rider to Lease, electrical feeders, risers, wiring or other electrical facilities serving the demised premises shall be installed by Owner, Tenant or others, on behalf of Tenant or any person claiming through or under Tenant in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the lighting fixtures, electrical appliances, office equipment and electrical receptacles initially located in the demised premises (the "Additional Electric Service"); then the fixed rent shall be increased by an amount determined by the electrical engineer selected by Owner who shall survey the increase in electric current and certify the amount of the fixed rent to be increased in writing to Owner and Tenant (the "Electric Survey"). Following any such determination and certification by the electrical engineer, this Lease shall automatically be modified by increasing the fixed rent by an amount equal to (i) the product of the Base Charge times the percentage increase in Tenant's use of electrical current over that for Tenant's initially installed lighting, electrical appliances and office equipment and/or (ii) the product of the Base Charge times the percentage increase in the potential additional electrical energy made available to Tenant annually based upon the estimated capacity of such additional electrical feeders, risers, wiring or other electrical facilities, as the case may be.
As evidence of such modification such electrical engineer's certification shall be delivered by Owner to Tenant and also appended hereto. Any such increase shall be effective as of the date of the first use by Tenant of such additional service and retroactive to such date if necessary. In addition, Tenant shall pay to Owner, as additional rent, within Thirty (30) days of the date of a notice therefore from Owner, the total cost to Owner of the additional electrical feeders, risers, wiring, or other electrical facilities serving the demised premises as determined in accordance with
Section 19(b) of this Rider to Lease.

     (ii) Owner's Electric Survey shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Owner's Electric Survey, Tenant shall notify Owner that it disputes the reasonableness or correctness of Owner's Electric Survey, specifying the respects in which Owner's Electric Survey is claimed to be unreasonable or incorrect.
Pending the determination of any such dispute respecting an Electric Survey by agreement or as otherwise provided herein, Tenant shall pay such increase in accordance with the applicable Owner's Electric Survey, and such payment will be without prejudice to Tenants's position. If the dispute shall be finally determined in Tenant's favor as provided for herein, Owner shall forthwith pay Tenant the amount of Tenant's overpayment resulting from compliance with Owner's Electric Survey together with interest thereon at the legal rate. Owner, upon request of Tenant, shall either make available to Tenant such documentation as may be in Owner's possession to support the Electric Survey or permit Tenant, its agents and/or auditors to examine relevant portions of the Building and the electrical facilities relating to and/or supplying electric current to the demised premises.

     (iii) A. In the event that Owner and Tenant are unable to agree on the amount of the Additional Electric Service, then either Owner or Tenant (hereinafter referred to as the "initiating Party") may give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the electrical engineer designated by the Initializing Party to act on its behalf in the arbitration process hereinafter described (the "Review Notice").

     B. If the Initiating Party gives a Review Notice, then within twenty (20) days after giving of such Review Notice, the Responding Party shall give notice to the Initiating Party specifying in such notice the name and address of the electrical engineer designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) day period, then the appointment of such electrical engineer shall be made in the same manner as hereinafter provided for the appointment of a third electrical engineer in a case where two electrical engineers are appointed hereunder and the parties are unable to agree to such appointment. The two electrical engineers so chosen shall meet within thirty (30) days after the second electrical engineer is appointed and shall exchange sealed envelopes each containing such electrical engineers written determination of the Additional Electric Service. The additional electric service specified by Owner's electrical engineer shall be called the "Owner's Submitted Value" and the additional electric service specified by Tenant's electrical engineer shall be called the "Tenant's Submitted Value". Copies of such written determinations shall promptly be sent to both Owner and Tenant. Any failure of either such electrical engineer to meet and exchange such determinations shall be acceptance of the other party's electrical engineer's determination as to the additional electric service, if, and only if, such failure persists for five (5) days after notice to the party for whom such electrical engineer is acting, and, provided that such five (5) day period shall be extended by reason of any unavoidable delays. If the higher determination of the additional electric service is not more than one hundred and five (105%) percent of the lower determination of the additional electric service, then the Additional Electric Service shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred and five (105%) percent of the lower determination, then within ten
(10) days of the date the electrical engineers submitted their respective additional electric service determinations, the two electrical engineers shall appoint a third electrical engineer. In the event of their being unable to agree upon such appointment within ten (10) days after the exchange of the sealed envelopes, the third electrical engineer shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or any successor organization) shall fail to appoint said third electrical engineer within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the National Electrical Contractors Association. Within ten (10) days after the appointment of such third electrical engineer, the Owner's electrical engineer shall submit Owner's Submitted Value to such third electrical engineer and the Tenant's electrical engineer shall submit Tenant's Submitted Value to such third electrical engineer. Such third electrical engineer shall, within thirty (30) days after the end of such fifteen (15) day period, make his own determination of the Additional Electric Service, and send copies of his determination promptly to both Owner and Tenant specifying whether Owner's Submitted Value or Tenant's Submitted Value was closer to the determination by such third electrical engineer of the Additional Electric Service. Whichever of Owner's Submitted Value or Tenant's Submitted Value shall be closer to the determination by such third electrical engineer shall conclusively be deemed to the Additional Electric Service.

     C. In no event shall the electrical engineers enlarge upon, or alter or amend, this Lease or Owner's or Tenant's rights as provided in this Lease, it being understood that the sole issue for determination by the electrical engineers shall be the single issue of fact of the Additional Electric Service.

     D. Except as otherwise provided in the following sentence, the fees and expenses of an arbitration proceeding shall be borne by the parties equally. The fees of respective counsel engaged by the parties the fees and expenses of expert witnesses and other witnesses called and the cost of transcripts shall be borne by the parties engaging such counsel or calling such witness or ordering such transcripts.

     (iii) Notwithstanding the foregoing, except for Tenant's extraordinary use of the demised premises (which shall not include the intermittent use of the demised premises outside of Normal Working Hours by several of Tenant's employees and/or executives), Owner agrees that it will not conduct an Electric Survey prior to the second anniversary of the Commencement Date of this Lease.

     (d) If, at any times or times after the date of this Lease, the rates at which Owner purchases electrical energy from the public utility corporation supplying electrical service to the building of which the demised premises are a part shall be increased, or any tax is imposed upon Owner's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Owner in connection therewith shall be increased, the rent shall be increased by an amount equal to the product of the Base Charge times the percentage increase in the rates at which Owner purchases electrical energy from the public utility corporation as aforesaid, over those rates in effect on the date of the calculation of the Base Charge. Following any such rate increase or other charge, this Lease shall automatically be modified by increasing the rent for the remainder of the term hereof in accordance with this Subsection 12(c) and, as evidence of such modification documentation of such rate increase or other charge shall be delivered by Owner to Tenant and also appended hereto. Any such increase in the rent shall be effective as of the date of any such increase in cost or other charge to Owner in and shall be retroactive to such date if necessary.

     (e)       Notwithstanding anything contained to the contrary in this
Section 12, Owner shall have


                               Page 12 of 25
the right, at its option, to conduct a survey of Tenant's demised premises by an electrical engineer of Owner's choosing at any time during the term of this Lease in order to determine Tenant's demised premises by an electrical engineer of Owner's choosing at any time during the term of this lease in order to determine Tenant's actual use of electrical current therein. In the event that Owner's survey provided for in the preceding sentence shall indicate that Tenant's use of electrical current then exceeds that at the time of Tenant's initial installation of its lighting fixtures, electrical appliances and office equipment, Tenant, upon receipt of notice from Owner shall pay to Owner an increase in fixed rent equal to an amount determined by multiplying the Base Charge times the percentage increase in Tenant's use of electrical current over that for Tenant' initially installed lighting, electrical appliances and office equipment. Any such increase shall be payable in accordance with the terms of this
Section 12 and shall be effective as of the date of such survey.

     (f) Owner shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric services is changed unless caused by Owner or is not longer available or suitable for Tenant's requirements.

                                SECTION 12A
                       Supplemental Air Conditioning

     If during the term hereof, Tenant requires the use of a supplemental air conditioning system in the demised premises, Owner shall furnish to Tenant electric current for use of such a system in the demised premises ("Supplemental electric Current").

     Tenant agrees that it shall purchase or receive such @@ directly from Owner and to pay directly to Owner all charges for @@ rendered or supplied to the demised premises throughout the term hereof. The Owner shall in no way be liable for any loss, damage, or expense which Tenant may incur as a result of the change, at any time, for the character or quality of the @@ or any failure of or defect in the @@ by reason of any public or private utility company then supplying such service to the Property, Building or the demised premises and Tenant agrees to hold the Owner harmless and to indemnify it from and against any loss, liability or damage in connection therewith, except to the extent caused by Owner's negligence. This indemnity shall survive the expiration or other termination of this Lease.

     Tenant's consumption of @@ shall be measured by means of separate electric submeter, and Tenant shall pay during the entire term of this lease, all costs and expenses including the payments of any taxes and/or penalties in connection therewith for all @@ uses, consumed or provided to the demised premises. Owner shall maintain and repair at its cost and expense the submeter during the term of this Lease.

     Tenant shall pay for all @@ consumed, used or provided to the demised premises as hereinabove provided within thirty (30) days after rendition of a bill for same by Owner (the "Electric Bill"). Owner shall bill Tenant at Owner's cost for all @@ and Owner shall be entitled to and administrative fee of ten (10%) percent of all @@ charged or otherwise billed pursuant to the Electric Bill. All @@ billed by Owner to Tenant shall be deemed Additional Rent. Each Electric Bill shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of such electric Bill Tenant shall notify Owner that it disputes the reasonableness or correctness of the Electric Bill, specifying the respects in which the electric Bill is claimed to be unreasonable or incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay for @@ in accordance with applicable Electric Bill, and such payment will be without prejudice to Tenant's position. If the dispute shall be finally determined in Tenant's favor by a court of competent jurisdiction, Owner shall forthwith pay Tenant the amount of Tenant's overpayment of @@ resulting from compliance with the applicable electric Bill. Owner, upon request of Tenant, shall either make available to Tenant such documentation as may be in Owner's possession to support a particular Electric Bill or permit Tenant to examine relevant portions of Owner's books and records.

                                   SECTION 13
                                  Holding Over

     If the Tenant retains possession of the demised premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Owner, the Tenant shall pay the Owner rent at 1.2 times the monthly rental rate then being paid by Tenant specified in Article 1 and as otherwise increased in accordance with terms of this Lease for the time the Tenant thus remains in possession, and in addition thereto shall pay the Owner all damages, consequential as well as direct (including fees of counsel incurred in connection therewith), sustained by reason of the Tenant's retention of possession. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages until forty-five (45) days after the termination of the term by lapse of time or otherwise. If the Tenant remains in possession of the demised premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Owner expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month to month basis at 1.2 times the monthly rental set forth in Article 1 and as otherwise increased in accordance with the terms of this Lease. The provisions of this Section do not exclude the Owner's right of re-entry or any other right hereunder, including without limitation, all rights given at law or in equity, in the case of holdovers, to remove Tenant and anyone claiming through or under Tenant.

                                   SECTION 14
                                 Additional Rent

     All costs, charges, adjustments and expenses which Tenant assumes or agrees to pay pursuant to this lease shall Owner's election be treated as additional rent and, in the vent of nonpayment, Owner shall ave the rights and remedies herein provided for in the case nonpayment of rent or breach of condition. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of rent required pursuant to this Lease) or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed hereunder, Owner at Owner's option may (but shall not be obligated to) immediately or at any time thereafter on ten (10) days' notice (provided no notice shall be required for Owner to perform any covenant or condition in the event of an emergency) make such payment, or on behalf of Tenant, cause the same to be performed for the account of Tenant and expend such sum as may be necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Owner, with interest thereon at the highest legal rate per annum from the date of such expenditure, shall be and be deemed to be additional rent, in addition to the fixed rent, and shall be repaid by Tenant to Owner on demand, but not such payment or expenditure by Owner shall be deemed a waiver of Tenant's default not shall it affect any other remedy of Owner by reason of such default. Tenant's obligation to pay additional rent shall survive any termination of this Lease.

                                   SECTION 15
                                Mechanics' Liens

     If, because of any act or omission of Tenant or anyone claiming through or under Tenant, any mechanics' or other lien or order for the payment of money shall be filed against the demised premises an/or the building of which the demised premises are a part and/or the Property and/or the Owner (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record within Twenty (20) days after the date of filing thereof, and shall also indemnify and save harmless Owner from and against any and all costs expenses, claims, losses or damages, including but not limited to fees of counsel, resulting therefrom or by reason thereof.

                                   SECTION 16
                            Rights Reserved by Owner

     Without abatement or diminution in rent, Owner reserves and shall have the following additional rights:

          (a) To change the street address and/or the name of the building of which the demised premises are a part and/or the Property (an at least ninety
(90) days notice to Tenant) and/or the locations of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or the other public parts of the building and/or Property without liability to Tenant, PROVIDED, HOWEVER, that same does not unreasonably interfere with Tenant'S use of or access to the demised premises.

          (b) To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the demised premises and to approve all sources furnishing cleaning services, construction work, painting, decorating, repairing, maintenance and any other work in or about the demised premises.

          (c) To enter the demised premises at all reasonable times and upon reasonable notice, except tat not notice shall be required in the event of an emergency, (i) for the making of inspections, decorations, alterations, improvements and repairs, as Owner may deem necessary or desirable, (ii) to exhibit the demised premises to prospective purchasers or lessees during the last nine (9) months of the term of this Lease, (iii) for any purpose whatsoever relating to thereto or to the safety, protection or preservation of the demised premises and/or for the building of which the demised premises are a part and/or of the Property and/or of Owner's interest, and (iv) to take material into and upon the demised premises in connection therewith, provided if Tenant requests, Owner shall be accompanied (except in the case of an emergency) by a representative of Tenant.

          (d) At any time or times, Owner either voluntarily or pursuant to governmental requirement may, at Owner's own expense, make repairs, alterations or improvements in or to the building of which the demised premises are a part and/or the Property or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities; provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the demised premises as a whole.

          (e) To erect, use and maintain pipes and conduits in and through the demised premises provided that same are located within the walls and same does not unreasonably interfere with Tenant's use and occupancy of the demised premises or unreasonably restrict access thereto.

          (f) To charge to tenant any expense including overtime cost incurred by Owner in the event that repairs, alterations, decorating or other work in the demised premises are made or done after ordinary business hours at Tenant's request.

          (g) To immediately enter and alter, renovate, and redecorate the demised premises (without reduction or abatement of rent or incurring any liability to Tenant for compensation), if during the last sic (6) months of the term or of a renewal term Tenant shall have removed all or substantially all of Tenant's property therefrom.

          (h) To grant to anyone the exclusive right to conduct any particular business or undertaking in the building of which the demised premises are a part.

     Owner may exercise any or all of the foregoing rights hereby reserved to Owner without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without being liable in any manner toward Tenant and without limitation or abatement of rent or other compensation, and such acts shall have no effect on this Lease.

                                 SECTION 17
                                 Sprinklers

     From and after the Commencement Date, if there now is or shall be installed in the building of which the demised premises are a part a "sprinkler system" and such system or any of its appliances shall be damaged or injured, or not in proper working order by reason of Tenant's use of the demised premises, or that of Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense, and; if the Board of Fire Underwriters or any bureau, department or official of the state or city government having jurisdiction shall require or recommend that any changes, modification, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's particular business, other than general office use, or the location of partition, trade fixtures, or other contents of the demised premises, or if any such changes, modification, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Board, or by any Fire insurance Company by reason of Tenant's particular business, other than general office use, Tenant shall, at Tenant's expense promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

                                 SECTION 18
                    Adjustment for Owner Protected Rent
                THIS SECTION HAS BEEN INTENTIONALLY OMITTED


                                 SECTION 19
                  Owner's Allowance for Work; Owner's Work

          (a) Owner and Tenant agree that Tenant will take the demised premises on the commencement date of the terms in "as is" condition and except as otherwise specifically provided for herein, Owner shall have no obligation to perform any work or build-out in the demised premises.

          (b) Owner will provide Tenant with a Thirty Thousand and 00/100 ($30,000.00) Dollar interim allowance ("Interim Allowance") as of the execution date of this Lease for purposes of renovating the demised premises, including the installation of data and tele-communication cables and a reception desk.

          (c)(i) On or before March 15, 1997, Tenant shall deliver to Owner, an audited financial statement for the year ending December 1996.
In the event that Tenant's audited financial statement for the year ending December 31, 1996 reveals that Tenant's has a net profit equal to or greater than One Million and 00/100 ($1,000,000.00) Dollars (hereinafter called the "financial Condition Precedent"), then in such event, Owner shall provide Tenant with an allowance of Two Hundred and Thirty Thousand and 00/100 ($230,000.00) Dollars ("Allowance") to make improvements in the demised premises (the "Work"). In the event that Tenant's has not satisfied the Financial Condition Precedent, then in such event, Owner agrees to provide Tenant with the Allowance, provided that Tenant's financial condition as of December 31, 1996 is such that Owner in its reasonable judgment determines that an Institutional Lender would be willing to loan Tenant two Hundred and Thirty Thousand ($230,000.00) Dollars at the then prevailing rate of interest for a time not to exceed the term of this Lease excluding any renewal terms) and containing such other customary terms required by Institutional Lender's (hereinafter called the "Alternative Financial Condition Precedent"). In the event that Tenant has not satisfied either the Financial Condition Precedent or Alternative Financial Condition Precedent, then in such event, Owner shall have not obligation whatsoever to provide Tenant with the Allowance and this Lease shall nevertheless remain in full force and effect.

            (ii) In the event that Tenant satisfies either the Financial Condition Precedent or the Alternative Financial Condition Precedent, the Allowance shall be available to Tenant within thirty (30) days after Owner's receipt of Final Plans (as hereinafter defined).

          (d) Any portion of the Allowance and/or Interim Allowance utilized by Tenant, shall be repaid to Owner with interest thereon as follows. the principal amount of the Interim Allowance and Allowance shall be amortized over the balance of the term of the Lease at an interest rate equal to 300 basis points over the then current five (5) year treasury rate and paid in equal monthly installments which shall be added to the fixed rent provided for in Section of this Lease. In the event Tenant utilizes all or any portion of the Interim Allowance, there shall not be any interest charged or accrued for any period prior to April 1, 1997.

          (e) Owner shall act as general contractor, or retain a general contractor, with respect to the design and build-out of the demised premises and, in such capacity, shall perform the Work on behalf of Tenant, at Tenant's cost (as hereinafter defined) and in accordance with the Final Plans. Any increase in the scope of work to be performed by Owner beyond that contained in the Final Plans ("Extra Work") shall be approved as follows: (i) a written request for any such Extra work (including any and all change orders) defining the scope of such Extra work plus any possible time delay and containing an "Extra Work Cost Estimate" shall be prepared by Owner, Owner shall pursue completion of the Extra Work stipulated therein at Tenant's sole cost and Expense. In the event that the cost of the Extra work exceeds the allowance, Tenant shall pay to Owner the cost of the Extra Work upon the commencement of such Extra Work.

          (f) to the extent (i) Owner (which term as used herein may be deemed to mean Owner and/or Owner's affiliated or non-affiliated general contractor) may be or is required to or actually does perform Work pursuant to this Section 19, and/or (ii) Owner performs other build-out or similar work or alterations to the demised premises of any kin or any other demolition, renovation or construction on Tenant's behalf during the term of this Lease, pursuant to Section 4 of this Lease and otherwise the "Cost", as such term is used herein shall mean that Owner will perform all such services on a "cost plus" basis, whereby Cost shall include, but not be limited to, the cost of sub-contractors, material, equipment rental, transportation and delivery items, permits, fees, taxes, insurance's, debris removal, demolition, safety protection, labor, supervision, project management, purchasing, expediting and material handling, and shall also include a contingency, based on the complexity of the work to be performed, of up to five percent (5%) of the total of all such items otherwise included within such definition. In addition, Cost shall include Owner's fee for acting as a general contractor which shall be equal to Fifteen percent (15%) of the total Cost otherwise determined; provided however, that with respect to decorating only, such fee shall be applicable to labor service items and costs of installation and other labor but shall not be applicable to the cost of furniture, art an similar items otherwise included therein.

          (g)(i) Tenant shall cause its architect to prepare and deliver to Owner for Owner's approval two (2) sets of preliminary plans for the Work, prepared in strict accordance with the provisions contained herein, initialed by Tenant. Owner shall notify Tenant of the matters, if any, in which the preliminary plans to fail to conform to the standards established for the property, Building, building equipment and/or demised premises, or otherwise fail to meet with Owner's approval. Tenant shall promptly upon receipt of any such notice or notices from Owner cause the preliminary plans to be revised in such manner as is requisite to obtaining Owner's approval and shall resubmit said revised preliminary plans initialed by Tenant as aforesaid for Owner's approval within fifteen (15) days of said notice. When Owner shall determine that the preliminary plans are satisfactory to Owner, Owner shall cause one set thereof to be initialed on behalf of Owner, thereby evidencing the approval thereof by the Owner, and shall return such set so initialed to Tenant. The preliminary plans or revised preliminary plans, as the case may be, so approved by Owner are hereinafter referred to as the "Preliminary Plans". If such Preliminary Plans are not approved by Owner within thirty (30) days after submission to Owner, Owner shall advise Tenant of such disapproval and Tenant's architect shall revise said plans and such plans shall be deemed approved by both Tenant and Owner.

              (ii) Within fifteen (15) days after Owner's approval of Tenant's Preliminary Plans, Tenant shall cause to be prepared and delivered to Owner four
(4) complete sets of working drawings and specifications showing the Work, prepared in conformity with Preliminary Plans, and such working drawings and specifications shall have been initialed by Tenant, evidencing Tenant's approval thereof. Owner shall notify Tenant of the matters, if any, win which said working drawings and specifications fail to conform to the Preliminary Plans and/or standards established for the property, Building, building equipment and/or demised premises. Tenant shall promptly upon receipt of such notice from Owner cause sid working drawings and specifications to be revised in such manner as is requisite to obtaining Owner's approval and shall resubmit revised working drawings and specifications or revised working drawings and specifications, as the case may be, conform to the Preliminary Plans and are satisfactory to Owner, Owner shall cause the plans and specifications to be initialed on behalf of Owner, thereby evidencing the approval thereof by Owner, and shall return two
(2) sets initialed by Owner to Tenant and such working drawings and specifications shall be deemed approved by both Tenant and Owner (the "Final Plans").

             (iii) All the Work shall be designed in accordance with all governmental authorities, legal requirements, insurance requirements and environmental laws and other agencies having jurisdiction and with the over-all design and construction standards of the property, Building, building equipment and demised premises in order to insure the structural integrity of the building of which the demised premises are a part and/or to preserve the value, character, appearance, use, and functioning of the demised premises, the Building of which the demised premises are a part and the Property generally. the architectural and engineering plans and specifications for the Work shall be prepared by a licensed architect and shall describe all the work which under this Lease is to be performed and showing in sufficient detail the location of all utilities, partitions, bathrooms, offices, storage and/or locker facilities and any other matters which may affect the construction work to be performed in the demised premises and/or Building. Owner shall make available plans and specifications for the Building and building equipment, if requested by Tenant or its architect.

             (iv) If such Tenant's work requires approval by or notice to the lessor of a Superior Lease or the holder of a Superior Mortgage, the Work shall be delayed until such approval has been received, or such notice has been given, as the case may be, an all applicable conditions and provisions of said Superior leases or Superior Mortgages with respect to the Work have been met or complied with at Tenant's expense.

          (h) With respect to the Work, Owner agrees to solicit bids from at least three (3) separate sub-contractors with respect to each portion of the Work to be performed, one (1) of whom may be supplied by Tenant. Upon receipt of the respective bids, Owner shall provide Tenant's architect with copies of each such bid by either facsimile or overnight courier. Within forty-eight (48) hours after receipt of such bids by Tenant's architect, Owner and Tenant's architect shall select those sub-contractor who are best qualified to perform that portion of the work specified in such bids. In the event that Tenant's architect fails to notify Owner within forty-eight (48) hours after receipt of the bids as to which sub-contractor it believes is best qualified to perform that portion of the work specified in such bids, then Owner shall have the absolute right to select that sub-contractor who submitted the Lowest Responsive Bid (as hereinafter defined) to perform such work. In the event Owner and Tenant's architect shall be unable to agree within forty-eight (48) hours after Tenant's architect's receipt of the bids and provided that the highest bid is not more than one hundred and 10 (110%) percent of the lowest bid, then Owner shall have the right to select that sub-contractor who it wishes to perform such work. In the event Owner and Tenant's architect shall be unable to agree within forty-eight (48) hours after Tenant' architect's receipt of the bids and if the higher bid is more than one hundred and ten (110%) percent of the lowest bid, then Owner shall select that sub-contractor who submitted the Lowest Responsive Bid to perform such work. As used herein the term "Lowest Responsive Bid" shall mean that sub-contractor who submitted the lowest actual bid for the work and who can perform such work in accordance with the schedule contained in the final Plans. Owner agrees to provide Tenant's architect with at least two (2) bids with respect to each portion of the work to be performed.

             (i) (i) Owner and Tenant agree that Tenant will take the demised premises on the commencement date of the terms in "as is" condition, except that prior to the commencement of the term of this Lease, Owner shall, at its sole cost and expense, shall perform certain work in the demised premises so as to make them a self contained unit ("Owner's Work") in accordance with Plans and specifications annexed hereto as EXHIBIT "B." Owner shall use diligence to complete Owner's Work so as to have the demised premises ready for occupancy as soon as possible. However, Owner's agreement to complete Owner's Work shall not require it to incur overtime costs and expenses and shall be subject to any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Owner's reasonable control. Owner has made, and makes, no representations as to the date when the demised premises will be ready for Tenant's occupancy.

             (ii) Owner agrees that it will use its best efforts to deliver the IMI Premises on or before April 1, 1997. In the event that the IMI Premises are not available for occupancy by April 1, 1997, then in such event, Owner, agrees to reimburse Tenant for any additional construction costs that Tenant shall incur which are directly attributable to the failure to deliver the IMI Premises before April 1, 1997. Notwithstanding the foregoing, Owner shall not be obligated, under any circumstances, to reimburse Tenant for more than Five Thousand and 00/100 ($5,000 .00) Dollars of any additional construction costs as provided for herein.

                                   SECTION 20
                                  Tenant's Work

          (a) To the extent Tenant shall perform or contract for any work, changes, alterations, decorating, demolition, renovation or construction within the demised premises, pursuant to Section 4 of this Rider to Lease ("Tenant's Work"), in all events Owner shall serve as "Owner's Representative" with respect to all Tenant's Work (exclusive of decorations not affixed to the demised premises). As Owner's Representative, Owner may require that Tenant submit detailed plans illustrating all Tenant's work to be performed, and may require that such plans be prepared or approved by licensed architects, engineers or other qualified building personnel, in advance of any such Tenant's Work being commenced. Owner shall have the right to alter and amend such plans for Tenant's Work as it shall reasonably determine in order to insure the structural integrity of the Building of which the demised premises are a part and/or to preserve the value, character, appearance, use and functioning of the demised premises, the building of which the demised premises are a part and the Property generally. If such Tenant's Work requires approval by or notice to the lessor of a Superior Lease or the holder of a Superior mortgage, the Tenant's Work shall be delayed until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said Superior leases or Superior Mortgages with respect to the proposed Tenant's Work for which approval has been received shall bee preformed strictly in accordance with approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Owner. Tenant shall not be permitted to install and make a part of the demised premises any materials, fixtures or articles other than moveable office machines and furniture which are subject to liens, conditional sales contracts, security agreements or chattel mortgages and Tenant shall comply with all other terms and conditions of this Lease in connection with Tenant's Work. Further, Owner requires that Tenant to maintain insurance in connection with any and all Tenant's Work in a reasonable amount, naming Owner as an additional insured, to insure against damage to the demised premises, the building of which the demised premises are a part and/or the Property and/or injury to laborers and other working personnel and bystanders resulting from occurring in connection with Tenant's Work.

     (b) As a fee for serving as Owner's Representative with respect to any and all Tenant's Work to be performed, Tenant shall pay to Owner: (i) with respect to any and all Tenant's Work which shall require the issuance of a building permit from applicable local authorities, a fee equal in amount to Fifteen percent (15%) of the total Cost less the general contractor fee of Owner provided therein of all such Tenant's Work, or (ii) with respect to any and all Tenant's Work which shall not require the issuance of a building permit from applicable local authorities, a fee equal in amount to Five percent (5%) of the total Cost less the general contractor fee of Owner provided therein of all such Tenant's Work; provided however, that with respect to decorating only, such fees shall be applicable to labor, service items and costs of installation and other labor but shall not be applicable to the cost of furniture, art and similar items otherwise included therein. Tenant agrees that the same shall be collectible as additional rent pursuant to the Lease, and in default of payment thereof Owner shall, in addition to all other remedies, have the same rights as in the event of default of payment of rent.

                                   SECTION 21
                               Estimated Charges

     Notwithstanding anything contained to the contrary in this Lease, Owner shall have the option, in lieu of the procedures set forth in Sections 2,3 and 12 of this Rider to Lease, to notify Tenant from time to time of the amounts which Owner estimates will be the Tenant's share of Impositions pursuant to
Section 2 herein (if applicable) and/or Operating Costs pursuant to Section 3 herein (if applicable), and/or electrical charge increases pursuant to Section 12 herein (if applicable) for the next calender or fiscal year, as the case may be, and Tenant shall pay such amount(s) in equal monthly installments in advance on or before the first day of each month for such next year. Within a reasonable period of time following the end of each year Owner shall submit to Tenant a statement showing either the Impositions and/or Operating Costs and/or electrical charge increases to be paid by Tenant with respect to such year, the amount(s) thereof theretofore paid by Tenant and the amount(s) of the resulting balance due thereon, or overpayment thereof, as the case may be. Each statement shall be final and conclusive between the parties, their successors and assigns, as to the matters set forth therein. In the event that any year shall be less than Twelve (12) months, the respective amount(s) of Impositions Operating Costs or electrical charge increases for such year shall be reduced by an amount computed by multiplying each respective charge by a fraction, the numerator of which is the difference between Three Hundred Sixty (360) and the actual number of days in such year and the denominator or which is Three Hundred Sixty (360).

                                   SECTION 22
                                    Interest

     Any payment required to be made by Tenant pursuant to this Lease, including all payments of rent, additional rent or other charges, whether by reason of retroactive application or because such payments are not made by Tenant as and when due, shall thereupon be deemed to be due and payable by Tenant to Owner on demand with interest thereon from the date when the particular amount becomes due to the date of payment thereof to Owner at the rate of the greater Fifteen percent (15%) per annum or Five percent (5%) above the Citibank N.A. prime rate then in effect per annum; provided however, that such rate shall not be greater than the highest rate permitted by law.

     In the event of Tenant's monetary default, Owner will give Tenant written notice of such monetary default and give Tenant five (5) days to cure. Owner shall not be obligated to notify Tenant of monetary default more than once in any twelve (12) month period.

                                   SECTION 23
               Subordination, Attornment, Estoppel and Recording

     This Lease, and all rights of Tenant hereunder, are and shall be (a) subject and subordinate in all respects to all present and future ground leases, over-riding leases and underlying leases and/or grants of term of the Property and/or the land and/or the building of which the demised premises are a part or the portion thereof in which the demised premises are located in whole or in part now or hereafter existing ("Superior Lease(s)"), (b) subject and subordinate in all respects to all mortgages and building loan agreements which may now or hereafter affect the Property and/or the land and/or the building of which the demised premises are a part ("Superior Mortgage(s)"), whether or not the Superior leases or Superior Mortgages shall also cover other lands and/or buildings, and the foregoing shall extend to each and every advance or hereafter to be made under the Superior Mortgages, and to all renewals, modifications, replacements and extensions of the Superior leases and Superior Mortgages and spreaders, consolidations and correlation's of the Superior Mortgages. This Section shall be self-operative (after the holder of any Superior Mortgages exercises its option or grants its consent, as above provided) and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form, if required, that Owner, the lessor of any Superior Lease or the holder of any Superior Mortgage or any of their respective successors in interest may request to evidence such subordination.

     Tenant agrees without further instruments of attornment in each case, to attorn to lessor under any Superior Lease, or to the holder of any Superior Mortgage or any successor to such holder's interest, upon such holder's or successor's request, as the case may be, to waive the provisions of any statute or rule or law now or hereafter in effect which may give or propose to give the Tenant any right of election to terminate this Lease or to surrender possession of the demised premises in the event a Superior Lease is terminated or a Superior Mortgage is foreclosed, and that unless and until said lessor, or holder, as the case may be, shall elect to terminate this Lease, Tenant's obligations under this Lease shall not be affected in any way whatsoever by any such proceeding or termination
(it being understood, however, that such holder or successor in interest shall under no circumstances be bound by any payment of rent for more than one month in advance, except for the Security Deposit, if any, or be bound by any amendment or modification of the Lease without the consent of such holder or successor in interest), and Tenant shall take no steps to terminate this Lease without giving written notice to said lessor under the Superior Lease, or holder of a Superior Mortgage, and a reasonable opportunity to cure (without such lessor or holder being obligated to cure), any default on the part of the Owner under this Lease. In confirmation of such attornment, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form, if required, that Owner, the lessor of any Superior Lease or the holder of any Superior Mortgage or any of their respective successors in interest may request to evidence such attornment. Notwithstanding anything to the contrary contained in this Section, Tenant agrees to subordinate and attorn to the successor Owner of the Building if such successor Owner agrees to honor all of the terms and conditions of this Lease. In the event that the holder of any Superior Mortgage shall foreclose and shall elect to terminate this Lease, and provided that Tenant shall have used all or any part of the Interim Allowance and/or Allowance to perform Work, then in such event, Tenant's obligation to reimburse Owner for the amount of the Interim Allowance and/or Allowance, as the case may be, shall be terminated.

     Tenant agrees, at any time and form time to time, as requested by Owner, or the holder of any Superior Lease or Superior Mortgage, upon not less than Ten(10) days prior notice, to execute and deliver without cost or expense to the Owner, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Owner is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant may have knowledge, specifying that Tenant shall not look to the holder of a Superior Lease or Superior Mortgage for the return of any Security Deposit to the extent that the Security Deposit, if any, has not been transferred to such holder, and specifying as to such other matters as may be requested and as are part of the standard form or request of such holder, it is being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Owner, or the holder of any Superior Lease or Superior Mortgage, may be dealing.

     Tenant agrees not to record this Lease. At the request of either party, Owner and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording, which Tenant may record at Tenant's cost and expense. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease. If Tenant should record this Lease, or if a memorandum of this Lease is recorded and this Lease is terminated, then Owner may record a notice of termination of this Lease, which shall be effective with Owner's signature solely appearing thereon.

     Owner agrees to use its best efforts to obtain a non-disturbance agreement affecting the demised premises in a form reasonably satisfactory to counsel for the holder of any Superior Mortgage or Superior Lease, pursuant to which such Superior Mortgagee or Lessee, as the case may be, shall agree that Tenant's right to possession shall not be altered, affected, terminated or in any manner disturbed by any default of Owner so long as Tenant is not in default hereunder. It is hereby understood and agreed that in the event Owner is unable to obtain the non-disturbance agreement referred to herein, this Lease shall nevertheless be binding and remain in full force and effect.

                                 SECTION 24
                   Compliance With Laws and Requirements
                of Public Authorities; Rules and Regulations

     Tenant shall promptly notify Owner of any written notice it receives of the violation of any law, statute, code, rule, regulation or requirement of any Federal, State, Municipal or other public authorities which shall, with respect to the demised premises or the Property or the use and occupation thereof or the abatement of any nuisance, impose any violation, order of duty arising from (i) Tenant's or any other party's use of the demised premises, (ii) the manner of conduct of any business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant or any other party, or
(iv) breach of any of Tenant's obligations hereunder.

     Tenant and its employees and agents shall, at their cost and expense, faithfully observe and comply with (a) the Rules and Regulations attached as a part of the Articles of Lease and such other reasonable rules and regulations (whether by modification, elimination or addition) as Owner at any time or times hereafter may maintain or make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the demised premises.

                                 SECTION 25
                   Mortgaging, Assignment and Subletting

     Neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the demised premises nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, except as expressly otherwise provided in this Section. Any change in the capital structure of Tenant named herein will not be deemed to constitute an assignment or sublease or encumbrance hereunder, provided the net worth of Tenant is not substantially reduced.

     If this Lease be assigned, whether or not in violation of the provisions of this Lease, Owner may collect rent from the assignee. If the demised premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Owner may after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Owner may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collecting shall be deemed a waiver of any other provisions of this Lease, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease.
The consent by Owner to assignment, mortgaging, subletting or use or occupancy by others not in any way be considered to relieve Tenant from obtaining the express written consent of Owner to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Section. Tenant agrees to pay to Owner reasonable counsel fees incurred by Owner in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the demised premises or any part thereof. References in this Lease to use or occupancy by others, that is, any one other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licenses and others claiming under or through Tenant, immediately or remotely.

     (a) Tenant shall notify Owner in writing at least Sixty (60) days in advance of any proposed assignment or sublease, giving the name of the person or entity with whom Tenant intends to enter into such assignment or sublease. If a proposed assignment or sublease requires Owner's consent, Tenant shall also provide the terms of the assignment or sublease, including the assignee's or subtenant's proposed use. If a proposed assignment or sublease requires Owner's consent, then upon receipt of such notice Owner shall thereupon have the option and right, exercisable within Five (5) days of receipt of such notice from Tenant, to terminate this Lease effective as of a date specified by Owner in such notice which date shall not be later than Thirty (30) days after the date of Owner's notice.

     (b) If Tenant is a corporation, upon at least Thirty (30) days prior notice to Owner, this Lease in its entirety may be assigned, or subleased without Owner's consent to a corporation into which Tenant merges or consolidates, or which controls, is controlled by or under common control with Tenant, or assigned or subleased to a related or affiliated company, so long as the demised premises continue to be used for the described in Article 2 of this Lease; the new worth of the assignee is at least equal to or in excess of the net worth of Tenant at the time of execution of this Lease and immediately prior to such assignment or the assignee can otherwise secure and guaranty the payment to Owner of all rent and any other amounts due from Tenant pursuant to this Lease in a manner reasonably satisfactory to Owner; the assignee assumes by documents satisfactory to Owner all of Tenant's obligations to be performed under this Lease, and; provided such assignment shall be subject to all of the other terms and conditions of this Lease.

     (c) Tenant may only enter into any other assignment or sublease provided Tenant obtains Owner's prior written consent, which consent shall not be unreasonably withheld or delayed in Owner's sole discretion and shall be withheld if Owner reasonably determines that: (i) an event of default remains uncured; (ii) the proposed use by the assignee is not included within the permitted uses as described in Article 2 of this Lease, or; (iii) the proposed use by the assignee will violate the applicable building code for the safe number of occupants for the demised premises.

     (d) As to an assignment or sublease requiring Owner's consent, Owner shall notify Tenant in writing within Five (5) business days of receipt of Tenant's request either that Owner (i) exercised its right and option to terminate the Lease as described in Subsection (a) above; (ii) consents to such assignment or sublease, or; (iii) refuses to consent to such assignment or sublease. If Owner consents to such assignment or sublease, such consent shall be accompanied by an estoppel certificate of Owner addressed to Tenant and to the proposed assignee, upon which they may each rely, setting forth the matters described in Section 24 of this Rider to Lease. If Owner refuses to consent then such refusal shall include Owner's particular reasons for such refusal. Owner's failure to so respond within such Five (5) business days period shall be deemed consent.

     (e) If Owner consents to an assignment, Tenant and the assignee shall enter into the assignment on the same terms described to Owner, and deliver to Owner an executed original counterpart of such assignment prior to assignee's occupancy of the demised premises. Upon any valid assignment (but not a sublease), Tenant shall thereupon be released from its obligation under this Lease.

     (f) If Owner consents to a sublease (but not an assignment) of all part of the demised premises, and the base rent or comparable payment under the sublease is greater than the rent due under this Lease, Tenant may collect all of such excess until Tenant has been fully reimbursed for all reasonable and customary cost incurred by Tenant in connection with such sublease, including without limitation, reasonable and customary brokerage commissions, advertising expenses, attorneys' fees, and remodeling expenses, and thereafter, Tenant shall pay to Owner Fifty percent (50%) of such net excess. Such payments shall be due only if Tenant has collected such net excess, and shall be payable on the next day on which rent is due which is not less than Thirty (30) days after Tenant collects such net excess. Tenant shall deliver to Owner an executed original of any sublease prior to subtenant's occupancy of any part of the demised premises. Any sublease shall be subject to this Lease and in no way shall be deemed to release Tenant from its primary obligation under this Lease as of the date of the Sublease. Notwithstanding the foregoing, in the event that Tenant subleases or assigns all or part of the demised premises to an affiliated or related company for a rent greater than the rent due under the Lease, Owner shall not be entitled to any such excess.

     (g)  Anything herein contained to the contrary notwithstanding:

          (i) Tenant shall not advertise but may list its space for subletting or assignment, and may list its space at a rental rate lower than the rental rate than being paid by Tenant to Owner only with respect to subletting (but not assignment).

          (ii) No assignment or subletting shall be made to any person or entity which shall at that time otherwise be a tenant, sub-tenant or other occupant of any part of the Property or which shall within the prior Six
(6) months have been negotiating with Owner to become such a tenant, sub-tenant or occupant of the Property or Tarrytown Corporate Center, except for Physicians On Line or any of Tenant's related or affiliated companies.

                                 SECTION 26
                This Section Has Been Intentionally Omitted

                                 SECTION 27
                            Hazardous Substances

     As used in this Lease, the term "Hazardous Substances" shall mean pollutants, contaminants, toxic or hazardous waste(s), or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the demised premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Owner; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency;(ii) the demised premises will not be used in any manner for the storage of Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Owner; Tenant shall be responsible for obtaining any required permits and paying and fees and providing any testing by any governmental agency; (iii) no portion of the demised premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance;(vi) Tenant will not permit any Hazardous
Substances to be brought onto the demised premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Owner or Owner's representatives shall have the right but not the obligation to enter the demised premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Owner's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Owner. Should Owner fail to take such corrective action within twenty-four (24) hours, Owner shall have the right to perform such work and Tenant shall promptly reimburse Owner for any and all costs associated with said work. If at any time during or after the term of the Lease, the demised premises is found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Owner harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the demised premises by Tenant. The Foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

                                   SECTION 28
                              Additional Premises

     (a)(i) On or about October 20, 1995, Owner shall make available, and Tenant shall occupy the Six Thousand, Five Hundred and Nine (6,509) rentable square feet more particularly described on EXHIBIT "A" attached hereto and made a part hereof and presently occupied by American Software U.S.A., Inc. (the "American Premises"). The American Premises are currently occupied under an IBM Sublease Agreement which expires on March 31, 1997. The current rent being charged by IBM for the American Premises is $21.90 per rentable square foot per annum, which figures include the cost of electricity. The American Premises will be subleased to Tenant by American Software U.S.A., Inc for the balance of the subleased term pursuant to a separate sublease agreement which is annexed hereto as EXHIBIT "C." As of the occupancy date of the American Premises, Tenant shall pay to Owner the amount which IBM is billing to American Software U.S.A., Inc. for the American Premises, and Tenant shall abide by all terms, covenants and conditions of the sublease agreement.

     (ii) On or before April 1, 1997, Owner shall make available, and Tenant shall occupy the Five Thousand, Five Hundred and Seventy-One (5,571) rentable square feet more particularly described on EXHIBIT "A" attached hereto and made a part hereof and presently occupied by IMI (the "IMI Premises"). The IMI Premises are currently occupied under an IBM Sublease Agreement which expires on March 31, 1997. The current rent being charged by IBM for the IMI Premises is $20.62 per rentable square foot per annum, which figures include the cost of electricity. In the event that prior to April 1, 1997, the IMI Premises become vacant, Tenant shall have the right to occupy the IMI Premises on the date that the IMI Premises become vacant to the end of the subleased term pursuant to a separate sublease agreement substantially in the same form as that which is annexed hereto as EXHIBIT "C." As of the occupancy date of the IMI Premises, Tenant shall pay to Owner the amount which IBM is billing to IMI for the IMI Premises, and Tenant shall abide by all terms, covenants and conditions of the sublease agreement. Tenant shall, within twenty (20) days after receipt of the notice from Owner that the IMI Premises are available for occupancy, notify Owner of its intention to occupy the IMI Premises prior to April 1, 1997 (time being of the essence with respect thereto). Tenant's failure to notify Owner within the twenty (20) day period shall be deemed a waiver of the right to occupy the IMI Premises prior to April 1, 1997.

     (iii) The Advance Premises and the IMI Premises are hereinafter sometimes collectively referred to as the Additional Space.

     (b) In the event, Owner is unable to give possession of the Additional Premises on the date of the commencement of the term, because of the holding-over or retention of possession of any tenant, undertenant or occupants, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend or diminish the duration of Term, but the rent or additional rent payable hereunder for the Additional Premises which Owner has not delivered to Tenant shall not become payable (provided Tenant is not responsible for Owner's inability to obtain possession) until the date Owner delivers possession of the Additional Premises to Tenant.

                                   SECTION 29
                        Tenant's Right to Give Back Space

     Tenant shall have the right upon execution of this Lease or anytime thereafter, to give Owner ninety (90) days prior written notice, that it requires Owner to take back from Tenant approximately 2,000 rentable square feet of the premises which Tenant is presently subleasing from IBM (The "Released Premises"), which premises are more particularly described on EXHIBIT "A" attached hereto and made a part hereof. In the event Tenant gives Owner such notice, and Owner takes back the Released Premises, Owner shall use these premises for the purposes of an exercise facility for the Tarrytown Corporate Center or any other purpose Owner shall desire, provided, however, that Owner shall have already constructed an exercise facility elsewhere in the Tarrytown Corporate Center. Tenant shall receive a 15% discount on all memberships to this health facility.

                                   SECTION 30
                                  Miscellaneous

     (a) This Lease shall be governed in all respects by the laws of the State of New York applicable to leases made and to be performed wholly therein.

     (b) If any of the provisions of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (c) The article headings in this Lease are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in constructing this Lease.

     (d) This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. No waiver or modification by either party of any provision or covenant of this Lease shall be deemed to have been made unless such waiver is expressed in writing and signed by the party against whom such waiver or modification is charged.

     (e) The covenants, agreements, terms, provisions and conditions contained in this Lease shall apply to and inure to the benefit of and be binding upon Owner and Tenant and their respective successors and assigns, except as otherwise provided herein.

     (f) Tenant's Proportionate Share for the Demised Premises is Twenty and Eighty Hundredths (20.80%) Percent, which is the ratio that the Twenty-Six Thousand, Three Hundred and Two (26,302) square feet of rentable area comprising the demised premised bears to the One Hundred and Twenty-Six Thousand, Four Hundred and Sixty-One (126,461) square feet of rentable area in the Building.

     (g) Owner shall provided Tenant with its Proportionate Share of space on the lobby directory and floor directional signs for Tenant and it's affiliated companies, to the extent available. Other than the foregoing, Tenant shall not place or suffer to be placed or maintain any sign, awning or canopy upon or outside the demised premises or in the Building; nor shall Tenant place at the store front any sign, decoration, lettering or advertising matter of any kind without first obtaining Owner's written approval and consent in each instance. In the event that Owner gives its consent hereunder, all signs shall be of a size, color and design as is approved in writing by Owner and shall be installed where designated by Owner and maintained in good condition, repair and appearance at all times, according to Owner's standards and the laws of the municipality having jurisdiction over such signs. If Owner shall deem it necessary to remove any sign in order to paint or to make any repairs, alterations or improvements in or upon the demised premises or any part thereof, Owner shall have the right to do so, provided the same be removed and replaced at Owner's cost and expense unless having been occasioned by fault of Tenant. Owner shall have the right, with or without notice to Tenant, to remove any signs (paper or otherwise) installed by Tenant in violation of this paragraph and to charge Tenant the cost of such removal without liability to Tenant for such removal.

     IN WITNESS WHEREOF, the parties hereto have executed this Rider to The Standard Form of Office Lease as of the date and year first written above.


                              TARRYTOWN CORPORATE CENTER IV, L.P. (Owner)


                              By:  /s/
                                 ------------------------
                              Name:
                              Title:


                              ADVANCED HEALTH CORPORATION (Tenant)



                              By: /s/
                                 ------------------------
                              Name:
                              Title: Controller

              EXHIBIT "A" TO A LEASE DATED AS OF NOVEMBER    ,1995

                                     BETWEEN

                       TARRYTOWN CORPORATE CENTER IV, L.P.

                                      OWNER

                                       AND

                          ADVANCED HEALTH CORPORATION,

                                     TENANT

                                     [GRAPH]

              EXHIBIT "B" TO A LEASE DATED AS OF NOVEMBER    ,1995

                                     BETWEEN

                       TARRYTOWN CORPORATE CENTER IV, L.P.

                                      OWNER

                                       AND

                          ADVANCED HEALTH CORPORATION,

                                     TENANT

                                     [GRAPH]

             EXHIBIT "C" TO LEASE DATED AS OF NOVEMBER   , 1995

                                  BETWEEN

                    TARRYTOWN CORPORATE CENTER IV, L.P.

                                   OWNER

                                    AND

                        ADVANCED HEALTH CORPORATION

                                   TENANT

                                  SUBLEASE

          THIS AGREEMENT, made as of the      day of October, 1995, between
                                         ----
AMERICAN SOFTWARE, USA, INC., a Georgia corporation, with an office at 470 East Paces Ferry Road, Atlanta Georgia, 30305, hereinafter called the "Sublessor" and ADVANCED HEALTH CORPORATION, having an office at 560 White Plains road, Tarrytown, New York 10591 hereinafter referred to as the "Sublessee."

                            W I T N E S S E T H:

          WHEREAS, Tarrytown Corporate Center IV, is the fee simple owner ("Owner") of the building commonly known as and located at 560 White Plains Road, Tarrytown, New York 10591 (the "Building")

          WHEREAS, Owner entered into that certain lease dated January 14, 1992, with Integrated Systems Solutions Corporation ("ISSC"), as Tenant (the "Prime Lease" for the Second, Third, and Fourth floors of the Building for a term which expires on March 31, 1997. A copy of the Master Lease is annexed hereto as EXHIBIT "A".


          WHEREAS, ISSC entered into that certain sublease dated June 2, 1994, with Sublessor, for a portion of the Second (2nd) Floor of the Building consisting of Six Thousand, Five Hundred and Nine (6,509) rentable square feet more particularly described on EXHIBIT "B" annexed hereto (the "Premises") for a period commencing on July 1, 1994 and ending on March 30, 1997 (the "Prime Sublease").

          WHEREAS, Sublessee desires to sublease the Premises from Sublessor.

          NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Sublessee stipulate, covenant and agree as follows:

PREMISES:      1.   Sublessor does hereby sublease to Sublessee the
                    Premises which are more particularly described on EXHIBIT "B" annexed hereto and made a part hereof.

TERM:          2.   The term for the Premises shall commence on or about
                    October 20, 1995 and shall expire on March 29, 1997.

USES:          3.   Sublessor shall use and occupy the Premises for
                    executive and administrative purposes only and for no other purpose.

RENT AND
ADDITIONAL
RENT:          4.   (A) Commencing as of the date that Sublessee occupies
                    the Premises, Sublessee shall pay Sublessor the annual rent of One Hundred and Forty-two, Thousand, Five
                    Hundred and Forty-Seven and 16/100 ($142,547.16)
                    Dollars for the Premises, payable in equal monthly installments of Eleven Thousand, Eight Hundred and
                    Seventy-Eight and 93/100 ($11,878.93) Dollars such rental includes all tenant electric charges. the annual rent shall be paid in advance on the first day of each month during the term of this Sublease without deduction, set off or demand. Rent for any portion of a month shall be prorated on a thirty (3) day basis.
                    Rent
                    payments shall be made payable to "STEVEN C. HIRSCH, AS
                    ATTORNEY FOR THE BENEFIT OF TARRYTOWN CORPORATE CENTER
                    TRUST ACCOUNT" and delivered to Steven C. Hirsch, Esq.
                    666 Old Country Road, Suite 207 Garden City, New York
                    11530, or such other place as Sublessee may designate.
                    During the term, Sublessor shall pay its "pro rata share," as hereinafter defined, of any Operating
                    Expenses and Real Estate Taxes that exceed the Operating Expense Base Year and the Base year for Real
                    Estate Taxes for the Building, as hereinafter defined.
                    For purposes of calculating Additional Rent Sublessee's
                    Operating Expense Base Year will be the calendar year ending December 31, 1994 and the Base Year for Real
                    Estate Taxes will be the 1994 State, County and Town
                    Tax year and the 1994/95 School Tax Year.

                    (B) Sublessee's pro rata share for the Premises is Five and Fifteen Hundredths (5.15%) Percent, which is the ratio that the Six Thousand Five Hundred and Nine (6,509) square feet of rentable area comprising the Premises bears to the One Hundred and Twenty-Six Thousand, Four Hundred and Sixty-one (126,461) square feet of rentable area in the Building. Sublessor shall furnish Sublessee with a true copy of the Landlord's Statement of Operating Expenses, Real Estate Taxes and other Additional Rent, delivered ISSC to Sublessor pursuant to the Prime Sublease and include thereon a detailed statement of the Additional Rent to be paid by Sublessee. Sublessee shall pay Sublessor within Thirty
                    (30) days after landlord's Statement is furnished to Sublessee.

                    (C) Wherever in the Prime Lease the words "Tenant's Share" are used, the words "Sublessee's pro rata share" shall be substituted, and Sublessee's pro rata share shall be as set forth in sub paragraph (B) hereof.

                    (D)  Any Real Estate Tax reduction to ISSC under
                    Section 3.05(g) of the Prime Lease shall in no event exceed the reduction granted to Sublessor for the Premises under the Prime Sublease.

PREPARATION FOR
OCCUPANCY:     5.   Sublessor has inspected the Premises and agrees to
                    accept the Premises in their "AS IS" state and condition on the date it commences occupancy and without any representation or warranty (except as expressly set forth herein), express or implied, in fact or by law.

THE PRIME LEASE
AND PRIME
SUBLEASE:      6.   (A) This Sublease is subject to all of the terms of the
                    Prime Lease and Prime Sublease with the same force and effect as if both were fully set forth herein at length, excepting only as otherwise specifically provided for herein and in the Prime Sublease. All of the terms with which ISSC is bond to comply under the Prime Lease and which Sublessor is bound to comply under the Prime Sublease shall, to the extent only that they apply to the Premises and except as otherwise specifically provided for herein and in the Prime
                    Sublease, be binding upon Sublessee, and Sublessor acknowledges that all of the obligations of Owner set forth in the Prime Lease shall, to the extent that they apply to the Premises, inure to Sublessor's benefit.
                    It is the intention of the parties that, except as otherwise provided in this Sublessor, the relationship between Sublessee and Sublessor shall be governed by the language of the various articles of the Prime Lease and Prime Sublease as if they were typed out in this Sublease in full, and the words "Lessor," "Lessee," and "Lease" as used in the Prime lease, shall read, respectively, " Sublessor," "Sublessor," and
                    "Sublease."

               (B) For the purposes of this Sublease, the following provisions of the Prime lease are hereby deleted or modified as follows:

               (i) Delete in its entirety Base Lease Information; Article 2, titled "Term;" Section 3.01, titled "Annual Rent;"
                    Section 3.06, titled "Electricity;" Article, titled Preparation for Occupancy," Article 5, titled "landlord's title and Allowable Use; "Section 6.02, titled "Landlord's Failure to Provide Services;"
                    Article 7, titled "Parking," except the last two sentences of Section 7.01(a) and all of
                    Section 7.01(b); Article 8, titled "use of Leased Premises;" Section 9.03, titled "Landlord's Failure to Make Repairs;" Section 10.02(a); Section 13.01, titled "Tenant's Changes - No Approval;" Section 13.05, titled "Landlord's Changes - Tenant's Approval"; Section 14(c); Section 17.03, titled "Project Sign and Name;"
                    Article 26, titled "Notices;" Article 27 titled "Assignment and Subletting;" Article, titled "Quiet Enjoyment;" Article 37, titled "Broker;" Section 40.03, titled "Project Contractors and Suppliers;" Article 42, titled "Binding Agreement;" Article 43, titled "Entire Agreement;" and EXHIBIT A.

              (ii) Modify: (a) Section 10.02(b) by deleting the second sentence and Section 10.02(c) by deleting the words in the first line "landlord hereby represents and warrants that;"

                    (b) Section 13.04 by deleting this Section and substituting "Tenant shall remove all or any of Tenant's Property and, if as a condition to Sublessor's approval to make alterations improvements, replacements and other changes pursuant to Section 13.02(b), Sublessee shall remove such alterations, improvements, replacements and other changes prior to the end of the term and restore the Premises to the condition required by

                    Sublessor when it grants Sublessee such approval provided, that Sublessee shall not be obligated to remove alterations, improvements, replacements and other changes which were consented to in writing by the Owner and ISSC. Sublessee agrees that restoration as a condition to such approval is a reasonable and acceptable condition and Owner and/or ISCC's failure or refusal to consent to Sublessee's request is a reasonable basis for Sublessor to disapprove. Failure or refusal of Sublessee to restore the Premises as required above shall constitute a default under Section
                    24.01 of the Prime Lease and Sublessee's obligation to restore and Sublessor's remedies and rights set forth in this Sublease shall survive the expiration or earlier termination of this Sublease and the Prime lease. Any sums owed hereunder to Sublessor shall constitute "Additional Rent."

                    (c) Article 18, titled "Subordination and Non-disturbance," by deleting the Article in its entirety and substituting the following:

                    "This Sublease shall be subordinate and subject to all ground leases, the Prime Lease, the Prime Sublease and all other underlying leases and to any mortgages thereon and to any mortgages covering the fee interest of the owner, and to all renewals, modifications or replacements thereof."

QUIET ENJOYMENT:    (A)  Sublessor covenants and agrees with Sublessee that
                    upon Sublessee's paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and/or
                    Prime Sublease and Sublessee shall have not claim against Sublessor unless such termination was caused by the default of Sublessor in the performance of its obligations under the Prime Sublease which have been assumed by Sublessor under this Sublessee and have not been assumed by Sublessee hereunder.

                    (B) Sublessor covenants and agrees that Sublessee shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or Prime Sublease or would cause the Prime Lease or Prime Sublease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Owner under the Prime Lease and/or Prime Sublease, and that Sublessee will indemnify and hold harmless Sublessor from and defend Sublessor against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Sublessor may incur by reason of, resulting from or arising out of any such cancellation, termination of forfeiture caused by Sublessee.

NOTICES:       8.   Any notice, approvals, demand or request under this
                    Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by private express mail service.
                    any notice, approval, demand or request by Sublessor to Sublessee shall be addressed to Sublessee at 560 White
                    Plains road, Tarrytown, New York 10591, with a copy sent simultaneously to (i) Jeffrey I. Citron, Esq.,
                    Salon, Marrow & Dyckman, 685 Third Avenue, New York,
                    New York  10017, (ii) Steven C. Hirsch, Esq., 666 Old
                    Country Road, Suite 207, Garden City, New York  11530;
                    and to (iii) Owner, 580 White Plains Road, Tarrytown,
                    New York 10591 with a copy sent simultaneously to: (i)
                    James R. McGuone, Esq., Gambrell & Stolz, One Peachtree
                    Center, 303 Peachtree Street NE, Suite 4300, Atlanta, GA
                    30308; and to (ii) Steven C. Hirsch, Esq., 666 Old Country
                    Road, Suite 207, Garden City, New York  11530; and to
                    (iii) Owner, 580 White Plains road, Tarrytown, New York
                    10591, Attention:  Leasing Department

                    Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

ASSIGNMENT AND
SUBLETTING:    9.   Sublessee shall not assign, mortgage, transfer, pledge
                    or otherwise encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or any part thereof, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Sublessee without the approval of Sublessor which Sublessor may withhold in its reasonable discretion. Notwithstanding the foregoing, Sublessor consents to Sublessee's right to sublet a portion of the space to affiliates and/or subsidiaries.

OWNER'S RESPON-
SIBILITIES:    10.  Sublessee recognizes that Sublessor is not in a
                    position to furnish the services set forth in the Prime
                    Lease or Prime Sublease, or to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, providing services, maintenance, repairs, and replacements to the Building and Premises, complying with laws or insuring restoring of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that Sublessee shall look solely to Owner to furnish all services and maintenance and to perform all other obligations which Owner is required to perform and observe under the Prime Lease and Prime
                    Sublease. Sublessor shall not be liable to Sublessee or be deemed in default hereunder for failure of Owner to observe or perform the same; provided that, whenever under the terms of the Prime Lease, Owner shall fail to perform any of its Prime lease obligations pertaining to the Premises, Sublessee may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease and/or the Prime Sublease, and Sublessor shall cooperate with Sublessee in such enforcement. However, Sublessor shall not be obligated to initiate any arbitration or legal proceeding or otherwise to enforce the Prime Lease. However, Sublessor will use reasonable efforts to cause Owner to cure and make repairs. Notwithstanding anything herein to the contrary, in the event of a constructive eviction, or other similar claim which allows the tenant to terminate its tenancy, notwithstanding the fact that Sublessor was not obligated to act or did not omit to do anything and this Sublease shall be deemed terminated in the event of such constructive eviction or similar claim, Sublessee maintains all rights against Sublessor pursuant to Section 24.03 in the event of Sublessor's or Owner's default.

CASUALTY/
CONDEMNATION:  11.  Article 10, titled "Fire and Other Casualty" and
                    Article 12, titled "Condemnation" of the Prime Lease are modified to provide that if by preparation of either of these two Articles, the Prime Lease and the Sublease are not terminated and continue in full force and effect, until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of annual rent and Additional Rent payable hereunder to the extent of damage to the Premises as determined by Owner, Sublessor and Sublessee; provided, however, that such abatement shall in now event exceed the abatement granted to ISSC under the Prime Lease and Sublessor under Prime Sublease for the Premises and, provided further, that not compensation or claim or reduction will be allowed or paid by Sublessor by reason of inconvenience, annoyance or injury to Sublessee's business arising from the necessity of effecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease, Prime Sublease or this Sublease. Section 10 is further modified to provide that each reference to a 180 day period therein shall be deemed to refer to a 120 day period, and reference to a 280 day period shall be deemed to refer to a 140 day period.

PARKING        12.  Sublessor shall, without charge to Sublessee, provide and maintain for the non-exclusive use of Sublessee's employees and invitees, parking area sufficient to accommodate Three (3) cars in the covered parking area, one of which shall be under the building. Sublessee shall have access to the parking area twenty-four (24) hours a day, seven days per week.

BINDING AND
ENTIRE
AGREEMENT:     13.  This Sublease shall be binding on the respective legal representatives successors and assigns of the parties.
                    This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

BROKER:        14.  Sublessee warrants and represents to Sublessor and
                    Sublessor warrants and represents to Sublessee that no broker consummated or brought about this transaction.
                    Sublessee and Sublessor shall defend, indemnify and save harmless the other from and against any claim which may be asserted against the indemnified party by any person if (a) the claim is made in connection with transaction and (b) such indemnifying party employed the claiming person. the indemnifying party shall reimburse the other for reasonable expenses, losses costs and damages (including reasonable attorneys' fees and court costs) the other incurred in connection with such claims. This Article shall survive the expiration or earlier termination of this Sublease.

COMPLIANCE:    15.  Sublessee shall comply with all statutes, rules,
                    orders, codes, and regulations, and legal requirements and standards issues thereunder (collectively the "Laws") which are applicable to Sublessee's use and manner of use of the Premises.

INDEM-
NIFICATION:    16.  Sublessor and Sublessee each agree to indemnify and
                    save the other harmless from any and all claims for bodily injury (including death) or property damage made against one party hereto if (1) arising from any breach or default by the other party hereto (including its agents, invitees, employees or contractors) in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this sublease, or (2) occurring within the Building and common area and arising from the misconduct or gross negligence of such party (including its agents, invitees, employees, or contractors). This indemnity shall include all court costs, reasonable attorneys' fees, expenses and liabilities incurred by the indemnified party against either Sublessor or Sublessee by reason of any such claim, the indemnifying party agrees to defend the action or proceeding at its expense upon notice from the party to be indemnified.

CONSENT OF ISSC
AND OWNER:     17.  Anything herein to the contrary notwithstanding, it is understood and agreed that this sublease shall not become effective unless and until Sublessor has obtained and delivered to Sublessee the written consent of ISSC and Owner to this subletting.

          IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

                              ADVANCE HEALTH CORPORATION, Sublessee



                              By:
                                  ------------------------------------------
                                   Name:
                                   Title:


                              AMERICAN SOFTWARE USA, INC., Sublessor



                              By:
                                  ------------------------------------------
                                   Name:
                                   Title:

          Tarrytown Corporate Center IV, Owner, hereby consents to this Sublease and agrees to be bound by the provisions thereof. Owner also agrees that in the event Sublessee remains in the Premises beyond the expiration or earlier termination of the Prime Lease or Prime Sublease, the Owner shall not seek to recover from Sublessee or from Sublessor, on account of Sublessor's holding over an amount greater than one-hundred and ten (110%) percent of the Annual Rent relating to the Premises. Notwithstanding the foregoing, nothing contained herein shall be construed as permitting Sublessee to holdover in the Premises beyond the expiration or earlier termination of the Prime Lease or Sublease.

                              TARRYTOWN CORPORATE CENTER IV, Owner



                              By:
                                  ------------------------------------------
                                   Name:
                                   Title:

          Integrated Systems Solutions Corporation hereby consents to this Sublease and agrees to be bound by the provisions thereof.

                              INTEGRATED SYSTEMS SOLUTIONS CORPORATION



                              By:
                                  ------------------------------------------
                                   Name:
                                   Title:

                  WORK SCHEDULE OF OWNER'S RESPONSIBILITY
                                    FOR
                              ADVANCED HEALTH
                           560 WHITE PLAINS ROAD
                         TARRYTOWN, NEW YORK  10591

          D.   Telephone
               ---------

               Tenant shall make arrangements with any pay telephone company for installation of telephone service.

               Tenant's telephone lines must be installed within the ceiling of Tenant's leased space.

          E.   Circuits and Service
               --------------------

               The building will contain sufficient electrical facilities to provide for all normal installation. the design capacity is based on a combined lighting and receptacle load of four
               (4) watts per square foot of usable area at 265/460 volts. Within this (4) watts per square foot, Tenant will be allowed 1.5 watts per usable square foot of 120 volt services.

VIII.          VENETIAN BLINDS:
               ---------------

               Owner shall supply and install ceiling-high venetian blinds on all exterior windows. These blinds shall be maintained by Tenant.

XI.            HEATING AND AIR CONDITIONING:
               ----------------------------

               1. This work shall comprise essentially the design and installation of the variable volume duct system on each floor together with a reasonable amount of air diffusers and associated fixtures, all supplied from a central system designed to conform to the standards per performance of the best new office buildings in Suburban New York. Normal operating hours shall be 8:00 a.m. to 6:00 p.m., Monday through Friday.

                    The system shall be capable of delivering 100% outside fresh air and shall never deliver less than 15% outside fresh air, or less than 0.35 cfm and is based upon the normal design of air conditioning, where four (4) watts of light and power/square foot is available for Tenant's use and an average occupancy of one (1) person per 100 square feet.

                    The system shall be capable of maintaining inside conditions of not more than 78F and 50% relative humidity when outside conditions are not more than 95F dry bulb and 75F wet bulb except that as the outside temperature conditions vary the inside space conditions shall be maintained approximately as follows:

                    OUTSIDE CONDITIONS           MAXIMUM INSIDE CONDITIONS
                    ------------------        ------------------------------

                     66 -- 72 db               72 + 2db,      25 -- 50   RH*
                                                  -
                     72 -- 80 db               74 + 2db,      35 -- 50   RH*
                                                  -
                     85 -- 90 db               76 + 2db,      35 -- 50   RH*
                                                  -
                     91 -- 95 db               78 + 2db,      35 -- 50   RH*
                                                  -


                    * with normal humidity tolerances

                    the performance requirements noted above shall be maintained all year round, either by the use of varying amounts of outside air or by mechanical refrigeration.

                         A. The above noted performance requirements shall be based upon the following conditions of internal heat and moisture gain.

                              1.   One person per 100 square feet.

                              2.   Four watts per square foot for Tenant
                                   lighting and power use.

                         B.   The system shall also be capable of
                              maintaining a minimum temperature throughout the demised premises of 69F when the outside temperature is 0F.

               2. System shall be automatically controlled, free of noticeable noise vibration or drafts and require minimum cost expenditure for fuel.

XIII.          PARKING:
               -------

               Owner shall provide Tenant with 78 parking spaces in the adjacent parking lots. 17 of these spaces shall be reserved and undercover, and at least 3 of the reserved spaces shall be under the building.

XIV.           PUBLIC HALLS:
               ------------

               Public halls on all floors shall be carpeted and will receive textured vinyl wall coverings.

XV.            SUBSTITUTIONS:
               -------------

               Tenant may substitute like items for Building Standard items, but no credits for the Building Standard items will be given against the cost of items so substituted. No credit will be given for Building Standard items not utilized by Tenant.

                          CLEANING SPECIFICATIONS

1. The Landlord shall perform the following general Office Cleaning services between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday of each week and said cleaning shall not be rescheduled by Tenant's overtime or extraordinary use of building or demised premises.

     a.   Empty all wastepaper baskets, damp wipe ashtrays and receptacles.

     b. Sweep and/or dustmop all hard surfaced flooring with mops so treated as to preserve the sheen and appearance of such flooring.

     c. Carpet sweep all areas requiring same. Said areas must be vacuumed clean twice weekly, conduct spot cleaning where necessary.

     d. Deposit all wastepaper from baskets in plastic bags (to be supplied by Contractor), placing same in locations as shall be designated convenient for the removal thereof. Landlord shall not be responsible for the removal of large boxes, wooden pallets or abnormal amounts of waste paper.

     e. Hand dust all desks, chairs, worktables, office furniture and equipment, window sills and moldings filing cabinets, bookcases, open shelving and all other forms of office furniture and fixtures within normal arms reach, and vacuum upholstered furniture where necessary.

     f. Damp dust and wipe clean all glass tops and all desks and tables, removing all finger marks and smudges from same.

     g. Wipe clean of finger marks and maintain in a brass and other bright work.

     h. Wash clean tops of all water coolers and fountains and floors and wall areas surrounding them.

     i. Hand dust all doors and other ventilation louvers located within normal arms reach.

     j.   Dust clean interior of all wastepaper baskets and disposal cans.

     k.   Dust and sweep all open closet flooring.

     l. Lift and dust under all telephones and other such lightweight desk appurtenances, dusting and replacing same in their proper locations. Telephones will be sanitized once a month.

     m.   Wisk brush all fabric covered furniture.

     n. Instruct all employees to notify their supervisor, who in turn shall notify the proper designated representative of the building, of any irregularity found in any office during the nightly tour of office cleaning.

     o. After cleaning, all electric lamps are to be extinguished, office windows closed, office doors securely locked and premises to be left in a neat and orderly condition.

     p.   Do high dusting once per month.

                                     2.

2. The Landlord shall perform the following Porter Services and Janitorial Maintenance Services in the manner and with the scheduling as set forth in the following:

     a. Scour wash all public lavatory flooring, suing the proper coefficient of disinfectant for same.

     b. Thoroughly wash, scour clean and disinfect all basins, bowls and urinals located in all public lavatories.

     c. Damp dust and wipe clean all mirrors, powder shelves and enameled surfaces located in all public lavatories.

     d. Wipe clean of finger marks and maintain in a constant state of uniform brightness, all brass and other bright work located in all public lavatories.

     e. Damp wipe clean all soap dispensers, receptacles, partitions, stalls and tiled work within normal arms reach in all public lavatories. Said areas to be washed down at least once during the course of each weekly period.

     f. Empty and clean all paper towel and sanitary disposal receptacles in all public lavatories, depositing waste from same in designated locations.

     g. Refill all toilet tissue, hand soap and towel dispensers located in all public lavatories.

     h. Wash all terrazzo lobby flooring. Same to be machine scrubbed a minimum of once during the course of each monthly period.

     i. Hand dust all lobby marble, stone work and fixtures within normal arms reach.

     j. Dustmop and/or vacuum all public corridors as situated throughout the entire building.

     k. Thoroughly wash, wax and machine polish and/or refinish all public corridors as situated throughout the entire building; twice during the course of each weekly period. (Full floor tenants responsible for floor maintenance of their entire floor; building is not responsible for the maintenance of any elevator corridors or aisles).

     l. Thoroughly wash, wax and machine polish and/or refinish all flooring as situated within the two elevator cabs.

     m. Hand dust and clean all vertical surfaces located within the two elevator cabs.

     n. Dust clean exterior of overhead lighting fixtures. Wash clean both inside and outside all of the lighting fixtures, fluorescent and incandescent, situated in the core space of the building; once during the course of each yearly period.

     o. dust clean all overhead pipes, ventilating louvers, air conditioning louvers and dusts, high moldings and other high areas and surfaces situated on all floors of the building and not reached during the regularly scheduled tours of

                                     3.

          nightly cleaning; twice during the course of each yearly period.

     p. Damp mop all stairways and landings, dusting down all handrails, stairway doors and frames, fire hoses, standpipe nozzles and racks located in two sets of stairways; once during the course of each weekly period.

     q. Clean and polish saddles and entrance hardware in public areas once a month.

     r. All of the foregoing porter and janitorial maintenance services are to be rendered nightly, from Monday through Friday of each week, between the hours of 6:00 p.m. and 7:00 a.m., unless otherwise scheduled.

     s.   Police parking areas of the building as required.

3. Interior and exterior window cleaning shall be performed once every four months (three times a year).

4. No cleaning services shall be rendered on any legal holiday as specified in Section 6 of the rider to the Lease or union holiday listed below:

          a.  Lincoln's Birthday

          b.  Columbus Day

          c.  Election Day

          d.  Veteran's Day

          e.  Good Friday

          f.  Martin Luther King's Birthday